Filed Pursuant to Rule 424(b)(5)
Registration No. 333-298039
PROSPECTUS SUPPLEMENT
(To Prospectus dated August 12, 2026)

InflaRx N.V.

Up to $65,000,000 Ordinary Shares
We have previously entered into a sales agreement (the “Sales Agreement”) with Leerink Partners LLC, or Leerink Partners, dated June 28, 2024, pursuant to which we may offer and sell our ordinary shares, nominal value €0.12 per share, from time to time through or to Leerink Partners, acting as our agent. In accordance with the terms of the Sales Agreement, this prospectus supplement and the accompanying prospectus, we are hereby registering additional ordinary shares having an aggregate offering price of up to $65,000,000, which we may offer and sell from time to time through or to Leerink Partners as described herein.
Sales of our ordinary shares, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Global Select Market, or Nasdaq, the existing trading market for our ordinary shares, sales made to or through a market maker other than on an exchange or otherwise and/or any other method permitted by law. Leerink Partners is not required to sell any specific amount of ordinary shares, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Leerink Partners will be entitled to compensation at a commission rate of up to 3.0% of the gross proceeds from the ordinary shares sold under the Sales Agreement. See “Plan of Distribution” beginning on page S-23 for additional information regarding the compensation to be paid to Leerink Partners.
In connection with the sale of the ordinary shares on our behalf, Leerink Partners may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Leerink Partners may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Leerink Partners with respect to certain liabilities, including liabilities under the Securities Act.
Our ordinary shares trade on Nasdaq under the trading symbol “IFRX.” On August 13, 2026, the last sale price of our ordinary shares as reported on Nasdaq was $2.01 per ordinary share.
Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference herein.
Neither the U.S. Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Leerink Partners
August 14, 2026

PROSPECTUS SUPPLEMENT
PROSPECTUS
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PRESENTATION OF FINANCIAL INFORMATION
We report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB. None of the financial statements incorporated by reference herein were prepared in accordance with generally accepted accounting principles in the United States. We present our consolidated financial statements in euros and have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.
In this prospectus supplement, unless otherwise indicated, any U.S. dollar amounts have been translated into euros at a rate of $1.1394 to €1.00, the official exchange rate quoted as of June 30, 2026, by the European Central Bank. Such euro amounts are not necessarily indicative of the amounts of euros that could actually have been purchased upon exchange of U.S. dollars at the dates indicated and have been provided solely for the convenience of the reader.
The terms “$” or “dollar” refer to U.S. dollars, and the terms “€” or “euro” refer to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the treaty establishing the European Community, as amended.
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TRADEMARKS
We have registered InflaRx®, GOHIBIC®, and Vilwaysi® as trademarks in the United States and other jurisdictions. All other trademarks, trade names and service marks appearing in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks in this prospectus supplement are referred to without the symbol ®, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.
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ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. The accompanying prospectus describes more general information, some of which may not apply to this offering. Under this shelf registration process, we may from time to time sell our ordinary shares having an aggregate offering price of up to $65,000,000 under this prospectus supplement at prices and on terms to be determined by market conditions at the time of the offering.
Before buying any of the ordinary shares that we are offering, we urge you to carefully read both this prospectus supplement and the accompanying prospectus together with all of the information incorporated by reference herein and therein, including the information in the documents to which we have referred you in the sections of the prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These sections contain important information that you should consider when making your investment decision.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.
We have not authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed by us with the SEC. We have not, and Leerink Partners has not, authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.
You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to “InflaRx N.V.,” “InflaRx,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to InflaRx N.V. and its subsidiaries.
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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the financial statements and other documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “estimate,” “believe,” “predict,” “potential” or “continue,” among others. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.
The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements:
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the success of our development and registrational strategy for izicopan’s treatment of ANCA-associated vasculitis, or AAV, and other renal diseases, including atypical hemolytic uremic syndrome, or aHUS, IgA nephropathy, or IgAN, and C3 glomerulopathy, or C3G, including our Phase 2 planning in AAV, our assessment of a broader development and registrational strategy in Europe following the recommendation by the Committee for Medicinal Products for Human Use, or CHMP, of the European Medicines Agency, or EMA, to revoke the marketing authorization for Tavneos in the European Union, and our ability to establish proof-of-concept for izicopan across such indications;

•	the success of our future clinical trials for vilobelimab’s treatment of debilitating or life-threatening inflammatory indications, including acute respiratory distress syndrome, or ARDS, and AAV;
•	the potential strategic transactions or collaborations, including a potential partnership of izicopan or vilobelimab for pyoderma gangrenosum, or PG, HS, CSU or any other indications;
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the timing, progress and results of preclinical studies and clinical trials of vilobelimab, izicopan and any other product candidates, including for the development of vilobelimab or izicopan in several indications including virally induced ARDS, hidradenitis suppurativa, or HS, chronic spontaneous urticaria, or CSU, or others, and statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available, the costs of such trials and our research and development programs generally;

•
our interactions with and the receptiveness and approval by regulators regarding the results of clinical trials and potential regulatory approval or authorization pathways, including our intended engagement with the EMA regarding vilobelimab and izicopan;

•	the timing and outcome of any discussions or submission of filings for regulatory approval of vilobelimab, izicopan or any other product candidate, if approved or authorized for commercial use;
•	our ability to leverage our proprietary anti-C5a and anti-C5aR technologies to discover and develop therapies to treat complement-mediated immunological and inflammatory diseases;
•	our ability to protect, maintain and enforce our intellectual property protection for vilobelimab, izicopan and any other product candidates, and the scope of such protection;
•
whether the U.S. Food and Drug Administration, or the FDA, the EMA or any comparable foreign regulatory authority will accept or agree with the number, design, size, conduct or implementation of our clinical trials, including any proposed primary or secondary endpoints for such trials;

•
the success of our future clinical trials for vilobelimab, izicopan and any other product candidates and whether such clinical results will reflect results seen in previously conducted preclinical studies and clinical trials;

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•
our expectations regarding the size of the patient populations for, the market opportunity for, the medical need for and clinical utility of vilobelimab, izicopan or any other product candidates, if approved or authorized for commercial use;

•
our manufacturing capabilities and strategy, including the scalability and cost of our manufacturing methods and processes and the optimization of our manufacturing methods and processes, and our ability to continue to rely on our existing third-party manufacturers and our ability to engage additional third-party manufacturers for our planned future clinical trials and for commercial supply of any development candidate in the United States and Europe;

•	our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for or ability to obtain additional financing;
•	our ability to defend against liability claims resulting from the testing of our product candidates in the clinic or, if approved or authorized, any commercial sales;
•	if any of our product candidates obtain regulatory approval or authorization, our ability to comply with and satisfy ongoing drug regulatory obligations and continued regulatory oversight;
•	our ability to comply with enacted and future legislation in seeking marketing approval or authorization and commercialization;
•	our future growth and ability to compete, which depends on our retaining key personnel and recruiting additional qualified personnel;
•
our competitive position and the development of and projections relating to our competitors in the development of C5a and C5aR inhibitors and other therapeutic products being developed in similar medical conditions in which vilobelimab, izicopan or any other of our product candidates is being developed or our industry;

•	risks related to our reliance on foreign third-party manufacturers and suppliers, including those located in China; and
•	other risk factors discussed herein under “Risk Factors” or incorporated herein by reference.
Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. You should, however, review the factors and risks and other information we describe in the reports we will file from time to time with the SEC after the date of this prospectus supplement.
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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement carefully, including the “Risk Factors” section in this prospectus supplement, the risks set forth under the “Risk Factors” heading in our Annual Report on Form 20-F for the year ended December 31, 2025 and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus.
InflaRx N.V.
Our Business
We are a biopharmaceutical company pioneering anti-inflammatory therapeutics by applying our proprietary anti-C5a and anti-C5aR technologies to discover, develop and commercialize highly potent and specific inhibitors of the complement activation factor C5a and its receptor, C5aR. C5a is a powerful inflammatory mediator involved in the progression of a wide variety of inflammatory diseases. Terminal complement activation, to which the cleavage of C5 by C5-convertases is also referred to, leads to the release of C5a, which acts through its receptor C5aR. In addition, terminal complement activation, i.e., the cleavage of C5a from C5, can also be achieved directly by naturally occurring enzymes present throughout the body but not considered part of the complement system. Our lead program is izicopan, an orally administered small molecule inhibitor of C5a-induced signaling via the C5a receptor. We are focusing the development of izicopan toward the treatment of AAV and additional renal diseases. We have also developed vilobelimab, a novel, intravenously delivered, first-in-class, anti-C5a monoclonal antibody that selectively binds to free C5a and has demonstrated disease-modifying clinical activity and tolerability in multiple clinical studies.
The most prominent role of the complement system is to help the body defend itself against invading microorganisms through several mechanisms, including the rapid creation of an inflammatory environment and the production of factors that directly kill pathogens and recruit immune cells to sites of infection. Activation of the complement system ultimately results in the generation of C5a and C5b by cleavage from complement factor C5. C5a, through its signaling after binding to the C5a receptor C5aR1, creates an inflammatory environment by attracting and strongly activating neutrophils as well as by causing many different cell types to generate pro-inflammatory molecules. The C5a/C5aR1 signaling axis is central to this and therefore a critical component of the innate immune system. Such elicited inflammatory responses normally benefit the body by helping to fight infection, but excessive or uncontrolled generation of C5a, as it occurs in certain diseases, can cause severe damage to the body’s own tissue, thereby contributing to the pathophysiology of many autoimmune and inflammatory diseases.
To explore the full potential of our anti-C5a/C5aR technologies, we are clinically developing our lead product candidate, izicopan, which is an orally administered, small-molecule inhibitor of C5aR1, for the treatment of ANCA-associated vasculitis, or AAV, a life-threatening kidney disorder, and additional renal diseases.
In January 2026, we announced a restructuring and a change in strategy, focusing future resource allocation predominantly towards further clinical development of izicopan.
We are conducting Phase 2 planning for izicopan in AAV, and this previously announced Phase 2 planning continues as planned and uninterrupted across multiple geographies. Following the recommendation by the EMA’s Committee for Medicinal Products for Human Use to revoke the marketing authorization for Tavneos in the European Union, we are assessing the feasibility of broadening our development and registrational strategy for AAV in Europe and intend to engage with the EMA regarding both vilobelimab and izicopan as part of our overall development goal to determine the most efficient development pathway to bring the C5a/C5aR inhibition mechanism to patients. In addition, we are working to establish a rapid proof-of-concept for izicopan across a broader range of complement mediated life-threatening kidney diseases by conducting open-label studies that are expected to begin generating clinical data next year in certain indications. These additional renal disease targets include atypical hemolytic uremic syndrome (aHUS), IgA nephropathy (IgAN) and C3 glomerulopathy (C3G), where early evidence already exists for the role of C5a/C5aR inhibition and where izicopan’s favorable clinical profile could be a significant differentiator. Toward these efforts, InflaRx anticipates conducting a pharmacokinetic bridging study in China this year.

Vilobelimab is a novel, intravenously delivered, first-in-class monoclonal antibody that selectively binds to free C5a and has demonstrated disease-modifying clinical activity and tolerability in multiple clinical settings. We have been developing vilobelimab in a wide array of complement-mediated diseases with significant unmet medical need. Vilobelimab has been evaluated in two controlled Phase 2 AAV studies, the European IXCHANGE trial and the U.S. IXPLORE trial. Based on a successfully completed Phase 3 trial demonstrating a 24% reduction in all-cause mortality, in April 2023, we were granted an EUA by the FDA for the treatment of critically ill, invasively mechanically ventilated COVID-19 patients with vilobelimab. In January 2025, we also obtained a marketing authorization under exceptional circumstances from the European Commission.
We are also developing IFX002 for the treatment of chronic inflammatory diseases. IFX002 is a highly potent anti-C5a antibody, which binds to the same domain of the C5a protein as vilobelimab, but which has a higher humanization grade and altered pharmacokinetic properties compared to vilobelimab. IFX002 is currently in preclinical development. We consider IFX002 to be a life-cycle management product to vilobelimab, given the long remaining patent life of IFX002.
Current Product Development Pipeline
An overview of our current product development pipeline can be found below:

InflaRx Pipeline: Targeting the C5a–C5aR axis to control inflammation

		INDICATION	PRECLIN	PHASE 1	PHASE 2	PHASE 3	MARKET	STATUS & MILESTONES
I&I	**izicopan** *Oral C5aR inhibitor*	**ANCA-associated vasculitis**						Phase 2b planning ongoing
		other renal indications						aHUS, IgAN, C3G, and others
		HS + CSU						Topline Phase 2a reported
		broader I&I						Additional indications in immuno-dermatology, hematology, neurology and others
CRITICAL CARE	**Gohibic vilobelimab** *C5a inhibitor*	**critical COVID-19**						US EUA granted*
		SARS-CoV-2-induced ARDS						Approved by European Commission*
		broader ARDS						Phase 2 "Just Breathe" ASPR/BARDA clinical platform study
OTHER	**vilobelimab** *C5a inhibitor*	**ANCA-associated vasculitis**						Phase 2 IXCHANGE & IXPLORE reported
		pyoderma gangrenosum						Phase 3 reported**
OTHER	**IFX002** *C5a inhibitor*	**vilobelimab life-cycle approach**						Long-acting antibody for optimized use in I&I

*Commercial partnering and distribution options in the US and EU being considered.
** Phase 3 stopped early for futility at interim analysis, FDA interaction considered.

aHUS [atypical hemolytic uremic syndrome]. **IgAN** [immunoglobulin-A nephropathy]. **C3G** [anti-C3 glomerulopathy].

InflaRx / 1

Our Strategy
Our goal is to maintain and further advance our leadership position within the anti-C5a/anti-C5aR complement field, delivering first-in-class autoimmune and anti-inflammatory therapies to the market. To achieve this goal, we expect to execute the strategies set forth below.
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Proceed with clinical development of izicopan in AAV and additional renal diseases. We have conducted a single ascending dose and multiple ascending dose study of our C5aR antagonist izicopan, and a Phase 2a trial in HS and CSU. We are also conducting required non-clinical studies. Our previously announced Phase 2 planning with izicopan in AAV continues as planned and uninterrupted across multiple geographies, and we are working to establish a rapid proof-of-concept for izicopan across additional renal disease targets, including aHUS, IgAN and C3G.

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Assess a broadened AAV strategy in Europe. Following the recommendation by the EMA’s Committee for Medicinal Products for Human Use to revoke the marketing authorization for Tavneos in the European Union, InflaRx is assessing the feasibility of broadening its development and registrational strategy for AAV in Europe and intends to engage with the EMA regarding both vilobelimab and izicopan.

•
Assess potential partnerships for joint development of izicopan. Since broad development of izicopan in different indications in parallel is time- and resource-consuming, we intend to assess potential development partners for izicopan and vilobelimab in selected indications and/or territories to support parallel development and maximize program value.

•
Assess development options for vilobelimab in further indications. We are continuously evaluating options regarding the development of vilobelimab. Based on the logistical and financial effort necessary to successfully complete pivotal Phase 3 development programs in each indication, such options include potential collaborations with pharmaceutical partners.

•
Explore the possibility to expand the applications of vilobelimab in the area of ARDS. We intend to explore the possibility of expanding the label into other critical care indications for which we have generated pre-clinical data in the past. Most notably, we are considering the utility of additional studies such as the Phase 2 BARDA study in broader ARDS, or studies with commercial partners, to expand the label into a product for virally induced ARDS.

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Seek commercial partners for GOHIBIC. In December 2025, InflaRx discontinued its active sales activities for GOHIBIC, while keeping the product available for ordering. As of June 30, 2026, we received notice from the FDA regarding termination of the EUA for GOHIBIC. The termination of the EUA will be effective 12 months from the date of publication of the Federal Register notice, i.e., July 1, 2027.

•
Assess development options for vilobelimab in AAV and other indications. We intend to engage with the EMA regarding vilobelimab as part of our assessment of the most efficient development plan to bring the C5a/C5aR inhibition mechanism to patients. We consider vilobelimab to be a Phase 3-ready asset in AAV, where it has completed two Phase 2 studies in the U.S. and Europe, and continue to evaluate potential collaborations with pharmaceutical partners for selected indications and/or territories.

•
Pursue the further development of IFX002 to get prepared for potential clinical development. We are developing IFX002 for the treatment of chronic inflammatory diseases. IFX002 is a highly potent anti-C5a antibody, which binds to the same domain of the C5a protein as vilobelimab, but which has a higher humanization grade and altered pharmacokinetic properties compared to vilobelimab. IFX002 is currently in preclinical development. We consider IFX002 to be a life-cycle management product to vilobelimab, given the long remaining patent life of IFX002.

Implications of Being a Foreign Private Issuer
We currently report under the Exchange Act as a non-U.S. company with foreign private issuer status. As long as we qualify as a foreign private issuer under the Exchange Act, we will continue to be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
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the sections of the Exchange Act imposing short-swing profit liability on insiders who profit from trades made in a short period of time and prohibiting short sales by insiders; provided, however, that effective March 18, 2026, pursuant to the Holding Foreign Insiders Accountable Act, our directors and officers are required to comply with the reporting requirements of Section 16(a) of the Exchange Act;

•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

•	certain more stringent executive compensation disclosure rules; instead, we are permitted to follow our home country practice on such matters.
In this prospectus supplement, we have taken advantage of certain of the reduced reporting requirements as a result of being a foreign private issuer. Accordingly, the information contained or incorporated by reference in this prospectus supplement may be different than the information you receive from other public companies in which you hold equity securities.

Intellectual Property
We aim to protect our product candidates and other commercially important proprietary anti-C5a and anti-C5aR1 technologies by seeking and maintaining U.S. and foreign patents that are intended to cover our product candidates and compositions, and their methods of use, the methods used to manufacture them, the related therapeutic targets and associated methods of treatment and any other inventions that are commercially important to our business. We also rely on trade secrets and know-how and other intellectual property rights to protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection. Furthermore, we aim to protect our trademarks, service marks, and trade names by seeking and maintaining U.S. and foreign trademark registrations. Our success will depend significantly on our ability to obtain and maintain such patent and other proprietary protection, defend and enforce our patents, preserve the confidentiality of our trade secrets and operate our business without infringing, misappropriating or otherwise violating any patents or other intellectual property, including any proprietary rights of third parties. See “Item 3. Key Information—D. Risk factors—3. Risks related to our intellectual property” in our Annual Report on Form 20-F for the year ended December 31, 2025 for additional information.
As of December 31, 2025, we owned 13 issued U.S. patents and three pending U.S. non-provisional patent applications, 46 issued foreign patents, including four granted European patents validated in 88 countries and three granted Eurasian patents validated in 25 countries, as well as 16 foreign patent applications, including five European patent applications covering C5a and C5aR1 inhibitors and associated methods of use.
Corporate Information
Our principal executive offices are located at Winzerlaer Str. 2, 07745 Jena, Germany. Our telephone number is (+49) 3641 508 180. Investors should contact us for any inquiries at the address and telephone number of our principal executive offices.
Our principal website is www.inflarx.de. The information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider information contained on our website to be a part of this prospectus supplement.

THE OFFERING
Issuer
InflaRx N.V.
Ordinary Shares Offered by Us
Ordinary shares having an aggregate offering price of up to $65,000,000.
Ordinary Shares Outstanding After This Offering
Up to 32,338,308 ordinary shares, assuming sales at a price of $2.01 per ordinary share (the last sale price of our ordinary shares on August 13, 2026 as reported on Nasdaq). The actual number of shares issued will vary depending on the sales price under this offering.
Manner of Offering
“At the market” offering that may be made from time to time through our sales agent, Leerink Partners. See “Plan of Distribution.”
Use of Proceeds
We intend to use the net proceeds from this offering, together with our other cash resources, primarily to fund research and development expenses for our clinical and preclinical research and development activities and for working capital and general corporate purposes. See “Use of Proceeds.”
Risk
Factors You should read the “Risk Factors” section of this prospectus supplement, as well as those risks and uncertainties identified in the documents incorporated by reference herein, including our most recent Annual Report on Form 20-F, for a discussion of factors to consider carefully before deciding to purchase our ordinary shares.
The Nasdaq Global Select Market Symbol
“IFRX”
The number of ordinary shares to be outstanding after this offering is based on our actual ordinary shares outstanding as of June 30, 2026 and excludes: 14,887,948 ordinary shares issuable upon the exercise of options outstanding as of June 30, 2026.

RISK FACTORS
Before making a decision to invest in our securities, you should carefully consider the risks and uncertainties described below and all risk factors described in the documents incorporated by reference in this prospectus supplement, including the risk factors discussed under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference in this prospectus supplement and in similar sections in subsequent filings incorporated by reference in this prospectus supplement, and any information in the applicable prospectus supplement. See “Incorporation of Certain Information by Reference.” Our business, financial condition or results of operations could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our securities could decline and you could lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors.
Risks Related to this Offering
Future sales, or the possibility of future sales, of a substantial number of our ordinary shares could adversely affect the price of our ordinary shares and dilute shareholders.
Future sales of a substantial number of our ordinary shares, or the perception that such sales will occur, could cause a decline in the market price of our ordinary shares. Pursuant to the at-the-market program, and potentially other offerings, we plan to continue to raise money to fund our operations through the issuance of our equity securities. If our existing shareholders sell substantial amounts of ordinary shares in the public market, or the market perceives that such sales may occur, the market price of our ordinary shares and our ability to raise capital through an issue of equity securities in the future could be adversely affected.
In addition, we have registered on a Form S-8 registration statement all ordinary shares that we may issue under our equity incentive plans. As a result, these shares can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates. If these additional shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our ordinary shares could decline.
On August 6, 2026, we filed a shelf registration statement on a Form F-3. The Registration Statement was declared effective by the SEC on August 13, 2026. Because the price per share of each share sold under the Registration Statement will depend on the market price of our shares at the time of the sale and other market conditions, it is not possible at this stage to predict the number of shares that ultimately may be offered and sold under the Registration Statement. If we sell ordinary shares, convertible securities or other equity securities, existing shareholders may be diluted by such sales, and in certain cases new investors could gain rights superior to those of our existing shareholders. Any sales of our ordinary shares, or the perception that such sales could occur, could have a negative impact on the trading price of our shares.
If you purchase ordinary shares in this offering, you may suffer immediate dilution of your investment.
The public offering price per share may exceed the as adjusted net tangible book value per share. Therefore, if you purchase ordinary shares in this offering, you may pay a price per share that substantially exceeds our as adjusted net tangible book value per share immediately after this offering. To the extent outstanding options are exercised, you will incur further dilution.
Our public float has fluctuated around the $75 million threshold, and if it falls below that level at the time of an offering, we may become subject to the Baby Shelf Limitation under SEC rules, which could limit our ability to raise capital and adversely affect our ability to fund our clinical trials.
SEC rules and regulations limit the amount that companies with a public float of less than $75 million may raise during any 12-month period pursuant to a shelf registration statement on Form F-3, which we refer to as the Baby Shelf Limitation. The Baby Shelf Limitation is tested at the time of each offering, not at a fixed point in the fiscal year. As of June 30, 2025, our public float was below the $75 million threshold. However, our public float has since risen above the $75 million threshold. If our share price declines and our public float falls below $75 million at the time of a future offering, we would be subject to the Baby Shelf Limitation, which would prevent us from selling securities in a primary offering with a value exceeding more than one-third of our public float in any 12-month period for so long as our public float remains below $75 million at the time of such offering.

Our business strategy depends on our ability to raise capital to fund our ongoing and planned trials. If we become subject to the Baby Shelf Limitation, our ability to raise capital through our shelf registration statement on Form F-3 may be significantly constrained, which could impair our ability to fund our clinical development programs on our anticipated timeline or at all. In such circumstances, we may need to seek alternative sources of financing, such as private placements or offerings registered on Form F-1, which may be more costly, time-consuming, or available only on less favorable terms, if at all. Any delay or inability to obtain sufficient funding could materially harm our business, financial condition and results of operations.
To the extent that we raise additional funds through the sale of equity or securities that are convertible into or exchangeable for, or that represent the right to receive, ordinary shares or substantially similar securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a shareholder. If we raise additional funds through collaboration, strategic alliance and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams or product candidates, or grant licenses on terms that are not favorable to us.
We believe it is likely that we were a passive foreign investment company, or a PFIC, for U.S. federal income tax purposes in 2021, 2022, 2023, 2024, and 2025, and we may be a PFIC in one or more future taxable years, which could result in adverse U.S. federal income tax consequences to U.S. investors.
Under the U.S. Internal Revenue Code of 1986, as amended, or the Code, we will be a PFIC for any taxable year in which, after the application of certain look-through rules with respect to subsidiaries, either (i) 75% or more of our gross income consists of “passive income” or (ii) 50% or more of the average quarterly value of our assets consists of assets that produce, or are held for the production of, “passive income.” Passive income generally includes, among other things, dividends, interest, certain non-active rents and royalties, and capital gains. Based on the nature of our business, our financial statements, our expectations about the nature and amount of our income, assets and activities and the expected price of our ordinary shares in this offering, we believe it is likely we were a PFIC in 2021, 2022, 2023, 2024, and 2025, and we may be a PFIC for our current taxable year or in one or more future taxable years. In addition, we may, directly or indirectly, hold equity interests in other PFICs. Whether we or any of our subsidiaries will be a PFIC in 2026 or any future year is a factual determination that must be made annually at the close of each taxable year, and, thus, is subject to significant uncertainty; because a determination of whether a company is a PFIC must be made annually after the end of each taxable year and will depend on the composition of our income and assets and the market value of our assets from time to time, we cannot assure you that we will not be a PFIC for the current or any future taxable year. Accordingly, there can be no assurance that we will not be a PFIC in 2026 or any future taxable year.
If we are a PFIC for any taxable year during which a U.S. Holder (as defined below in “Material U.S. Federal Income Tax Considerations”) holds our ordinary shares, we generally would continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which the U.S. Holder holds our ordinary shares even if we ceased to meet the threshold requirements for PFIC status, unless certain exceptions apply. Such a U.S. Holder may be subject to adverse U.S. federal income tax consequences, including (i) the treatment of all or a portion of any gain on disposition as ordinary income, (ii) the application of a deferred interest charge on such gain and the receipt of certain dividends and (iii) compliance with certain reporting requirements. There is no assurance that we will provide information that will enable investors to make a qualified electing fund election, also known as a “QEF Election,” which could mitigate the adverse U.S. federal income tax consequences should we be classified as a PFIC.
For further discussion, see “Material U.S. Federal Income Tax Considerations” below.
The ordinary shares offered in this offering will be sold in “at the market offerings.” Investors who purchase our ordinary shares in this offering at different times will likely pay different prices.
Investors who purchase our ordinary shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of ordinary shares sold, and subject to certain limitations in the Sales Agreement, there is no minimum or maximum sales price. Investors may experience a decline in the value of their ordinary shares and dilution as a result of sales made at prices lower than the prices they paid.

We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.
Although we currently intend to use the net proceeds from this offering in the manner described in the “Use of Proceeds” section of this prospectus supplement, our management has broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering. The failure by our management to apply these funds effectively could result in financial losses that could harm our business, cause the price of our ordinary shares to decline and delay the development of our product candidates.
It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Leerink Partners at any time throughout the term of the Sales Agreement. The number of ordinary shares that are sold through Leerink Partners after delivering a placement notice will fluctuate based on a number of factors, including the market price of our ordinary shares during the sales period, any limits we may set with Leerink Partners in any applicable placement notice and the demand for our ordinary shares. Because the price per share of each share sold pursuant to the Sales Agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the Sales Agreement.

USE OF PROCEEDS
We may issue and sell our ordinary shares having aggregate sales proceeds of up to $65,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.
As of June 30, 2026, we had cash and cash equivalents of €146.6 million and marketable securities of €11.8 million, amounting to €158.4 million of available funds. We intend to use the net proceeds from this offering, together with our other cash resources, primarily to fund research and development expenses for our clinical and preclinical research and development activities and for working capital and general corporate purposes.
Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all the particular uses for the net proceeds from this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including our ability to obtain additional financing, the relative success and cost of our research, preclinical and clinical development programs, including a change in our planned course of development or the termination of a clinical program based on the results of data received from clinical trials, the amount and timing of additional revenues, if any, received from our collaborations and whether we enter into future collaborations. As a result, management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on our judgment regarding the application of the net proceeds from this offering. In addition, we might decide to postpone or not pursue other clinical trials or preclinical activities if the net proceeds from this offering and our other sources of cash are less than expected.
Based on our cash, cash equivalents and current financial assets as of June 30, 2026, we estimate that such funds will be sufficient to enable us to fund our operating expenses and capital expenditure requirements into the end of 2029.
Pending use of the proceeds, we plan to invest a portion of the net proceeds from this offering in short- and intermediate-term interest-bearing financial assets and certificates of deposit.

DIVIDEND POLICY
We have never paid or declared any cash dividends on our ordinary shares, and we do not anticipate paying any cash dividends on our ordinary shares in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Under Dutch law, we may only pay dividends to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law or by our Articles of Association. Subject to such restrictions, any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

DILUTION
If you invest in our ordinary shares in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price you pay in this offering and the net tangible book value per ordinary share immediately after this offering.
Our net tangible book value as of June 30, 2026, was $165.6 million (€145.3 million), or $1.12 per ordinary share (€0.99 per ordinary share), based on 147,368,221 ordinary shares then outstanding. Net tangible book value per ordinary share represents the amount of our total assets less our total liabilities, excluding intangible assets and right-of-use assets, divided by the total number of our ordinary shares issued and outstanding as of June 30, 2026.
After giving effect to the assumed sale by us of our ordinary shares in the aggregate amount of $65,000,000 at an assumed public offering price of $2.01 per ordinary share (the last sale price of our ordinary shares on August 13, 2026 as reported on Nasdaq), less the estimated commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2026 would have been approximately $228.5 million (€200.5 million), or approximately $1.27 per ordinary share (€1.12 per ordinary share). This represents an immediate increase in net tangible book value of approximately $0.15 per ordinary share (€0.13 per ordinary share) to existing shareholders and an immediate dilution of approximately $0.74 per ordinary share (€0.65 per ordinary share) to new investors purchasing ordinary shares in this offering. The following table illustrates this per ordinary share dilution. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of ordinary shares sold and other terms of the offering determined at the time our ordinary shares are sold pursuant to this prospectus supplement. The ordinary shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per ordinary share	$2.01	€1.76
Net tangible book value per ordinary share as of June 30, 2026	$1.12	€0.99
Increase in net tangible book value per ordinary share attributable to investors purchasing ordinary shares in this offering	$0.15	€0.13
As adjusted net tangible book value per ordinary share as of June 30, 2026 after giving effect to this offering	$1.27	€1.12
Dilution per ordinary share to investors purchasing ordinary shares in this offering	$0.74	€0.65

The above discussion and table are based on 147,368,221 ordinary shares outstanding as of June 30, 2026, which excludes:
•	13,850,883 ordinary shares issuable upon the exercise of option awards (vested and unvested) under our 2017 long-term incentive plan as of June 30, 2026;
•	888,632 ordinary shares issuable upon the exercise of vested options outstanding as of June 30, 2026, under our 2016 stock option plan;
•	148,433 ordinary shares issuable upon the exercise of vested options outstanding as of June 30, 2026, under our 2012 stock option plan; and
•	6,750,000 ordinary shares issuable upon exercise of the pre-funded warrants outstanding as of June 30, 2026.
Subsequent to June 30, 2026, we have not issued any ordinary shares under our at-the-market offering program, our 2012 stock option plan, our 2016 stock option plan or our 2017 long-term incentive plan.
To the extent that outstanding options are exercised, you will experience further dilution. In addition, to the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities may result in further dilution to our shareholders.

MATERIAL DUTCH TAX CONSIDERATIONS
Scope of Discussion
This section only outlines certain material Dutch tax consequences of the acquisition, holding and disposal of our ordinary shares. This section does not purport to describe all possible tax considerations or consequences that may be relevant to a holder or prospective holder of ordinary shares and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules. In view of its general nature, this section should be treated with corresponding caution.
This section is based on the tax laws of the Netherlands, published regulations thereunder and published authoritative case law, all as in effect on the date hereof, including, for the avoidance of doubt, the tax rates, tax brackets and deemed returns applicable on the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change may invalidate the contents of this section, which will not be updated to reflect such change. Where this section refers to “the Netherlands” or “Dutch” it refers only to the part of the Kingdom of the Netherlands located in Europe.
This section is intended as general information only and is not Dutch tax advice or a complete description of all Dutch tax consequences relating to the acquisition, holding and disposal of our ordinary shares. Holders or prospective holders of our ordinary shares should consult their own tax advisors regarding the Dutch tax consequences relating to the acquisition, holding and disposal of the ordinary shares in light of their particular circumstances.
This section does not describe any Dutch tax considerations or consequences arising from the Dutch Minimum Tax Act 2024 (Wet minimumbelasting 2024; the Dutch implementation of Directive (EU) 2022/2523 of 14 December 2022 on ensuring a global minimum level of taxation for multinational enterprise groups and large-scale domestic groups in the European Union) which may be relevant for a particular holder.
For the purposes of this section, it is assumed that we are a tax resident of Germany under German national tax laws since we intended to have, from our incorporation and on a continuous basis, our place of effective management in Germany. See Risk Factors in our Annual Report on Form 20-F for the year ended December 31, 2025: “We may become taxable in a jurisdiction other than Germany, which may increase the aggregate tax burden on us.”
Please note that this section does not describe the Dutch tax consequences for:
(i)
a holder of our ordinary shares if such holder has a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in us under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally, a holder is considered to hold a substantial interest in a company, if such holder alone or, in the case of an individual, together with such holder’s partner for Dutch income tax purposes, or any relatives by blood or marriage in the direct line (including foster children), directly or indirectly, holds (i) an interest of 5% or more of the total issued and outstanding capital of that company or of 5% or more of the issued and outstanding capital of a certain class of shares; or (ii) rights, to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights that relate to 5% or more of the company’s annual profits or to 5% or more of the company’s liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in a company has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

(ii)
a holder of our ordinary shares if the ordinary shares held by such holder qualify or qualified as a participation (deelneming) for purposes of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). Generally, a holder’s shareholding, or right to acquire, of 5% or more in a company’s nominal paid-up share capital qualifies as a participation. A holder may also have a participation if such holder does not have a shareholding of 5% or more but a related entity (statutorily defined term) has a participation, or the company in which the shares are held is a related entity (statutorily defined term);

(iii)
a holder of our ordinary shares which is or who is entitled to the dividend withholding tax exemption (inhoudingsvrijstelling) with respect to any income (opbrengst) derived from the ordinary shares (as defined in Article 4 of the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting)). Generally, a holder of ordinary shares may be entitled or required to apply, subject to certain other requirements, the dividend withholding tax exemption if it is an entity and holds an interest of 5% or more in a company’s nominal paid-up share capital;
(iv)
pension funds, investment institutions (fiscale beleggingsinstellingen), and tax-exempt investment institutions (vrijgestelde beleggingsinstellingen) (each as defined in the Dutch Corporate Income Tax Act 1969) and other entities that are, in whole or in part, not subject to or exempt from Dutch corporate income tax, entities that have a function comparable to an investment institution or a tax-exempt investment institution, as well as entities that are exempt from corporate income tax in their country of residence, such country of residence being another state of the European Union, Norway, Liechtenstein, Iceland or any other state with which the Netherlands has agreed to exchange information in line with international standards;

(v)
a holder of our ordinary shares if such holder is an individual for whom the ordinary shares or any benefit derived from the ordinary shares is a remuneration or deemed to be a remuneration for (employment) activities performed by such holder or certain individuals related to such holder (as defined in the Dutch Income Tax Act 2001);

(vi)
holders of our ordinary shares that are entities resident in Aruba, Curaçao, or Sint Maarten, conducting a business through a permanent establishment (vaste inrichting) or permanent representative (vaste vertegenwoordiger) in Bonaire, Sint Eustatius, or Saba, to which the ordinary shares are attributable; and

(vii)
a holder of options and other awards under our share-based compensation plans, including a holder of (i) option awards under our 2017 long-term incentive plan, (ii) options under our 2012 stock option plan, (iii) options under our 2016 stock option plan and (iv) of our pre-funded warrants.

Withholding Tax
Regular Dutch Dividend Withholding Tax
Subject to the discussion below under “Dual Tax Residency,” dividends distributed by us are generally subject to Dutch dividend withholding tax at a rate of 15%. Generally, we are responsible for the withholding of such dividend withholding tax at source; the Dutch dividend withholding tax is for the account of the holder of ordinary shares.
The expression “dividends distributed” includes, but is not limited to:
•	distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital not recognized for Dutch dividend withholding tax purposes;
•
liquidation proceeds, proceeds from the redemption of ordinary shares, or proceeds from the repurchase of ordinary shares (other than as temporary portfolio investment; tijdelijke belegging) by us or one of our subsidiaries or other affiliated entities, in each case to the extent such proceeds exceed the average paid-in capital of those ordinary shares as recognized for Dutch dividend withholding tax purposes;

•
an amount equal to the nominal value of ordinary shares issued or an increase of the nominal value of ordinary shares, to the extent that no related contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and

•
partial repayment of the paid-in capital recognized for Dutch dividend withholding tax purposes, if and to the extent that we have “net profits” (zuivere winst), unless (i) our general meeting of shareholders has resolved in advance to make such repayment and (ii) the nominal value of the ordinary shares concerned has been reduced by an equal amount by way of an amendment to our articles of association. The term “net profits” includes anticipated profits that have yet to be realized.

Corporate legal entities that are resident or deemed to be resident of the Netherlands for Dutch corporate income tax purposes, or Dutch Resident Entities, generally are entitled to an exemption from, or a credit for, any Dutch dividend withholding tax against their Dutch corporate income tax liability. The credit in any given year is, however, limited to the amount of Dutch corporate income tax payable in respect of the relevant year with an indefinite carry forward of any excess amount. Individuals who are resident or deemed to be resident of the

Netherlands for Dutch personal income tax purposes, or Dutch Resident Individuals, generally are entitled to a credit for any Dutch dividend withholding tax against their Dutch personal income tax liability and to a refund of any residual Dutch dividend withholding tax. The above generally also applies to holders of ordinary shares that are neither resident nor deemed to be resident of the Netherlands, or Non-Resident Holders, if the ordinary shares are attributable to a Dutch permanent establishment of such Non-Resident Holder.
A holder of our ordinary shares resident of a country other than the Netherlands may, depending on such holder’s specific circumstances, be entitled to exemptions from, reduction of, or full or partial refund of, Dutch dividend withholding tax under Dutch domestic tax law, EU law, or treaties for the avoidance of double taxation in effect between the Netherlands and such other country.
Dividend Stripping
According to Dutch domestic anti-dividend stripping rules, no credit against Dutch tax, exemption from, reduction, or refund of Dutch dividend withholding tax will be granted if the recipient of the dividends paid by us is not considered the beneficial owner (uiteindelijk gerechtigde; as described in the Dutch Dividend Withholding Tax Act 1965) of those dividends. This legislation generally targets situations in which a shareholder retains its economic interest in shares but reduces the withholding tax costs on dividends by a transaction with another party. It is not required for these rules to apply that the recipient of the dividends is aware that a dividend stripping transaction took place. The Dutch State Secretary of Finance takes the position that the definition of beneficial ownership introduced by this legislation will also be applied in the context of a double taxation convention. The burden of proof with respect to beneficial ownership of dividends distributed by us rests on the Dutch tax authorities. If, however, a shareholder would receive dividends, including dividends on our ordinary shares, in a calendar year in respect of which an aggregate amount of €1,000 in Dutch dividend withholding tax would otherwise be due based on the rate of 15%, the burden of proof with respect to beneficial ownership of such dividends lies with the shareholder. Furthermore, for shares traded on a regulated market, including the ordinary shares, it has been codified that the record date is used when determining the person who is entitled to the dividend.
Conditional Withholding Tax on Dividends
In addition to the regular Dutch dividend withholding tax as described above, a Dutch conditional withholding tax will be imposed on dividends distributed by us to a Related Entity (as defined below), if such Related Entity:
(i)
is considered to be resident (gevestigd) in a jurisdiction that is listed in the yearly updated Dutch Regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden), or a Listed Jurisdiction; or

(ii)	has a permanent establishment located in a Listed Jurisdiction to which the ordinary shares are attributable; or
(iii)
holds our ordinary shares with the main purpose or one of the main purposes of avoiding taxation for another person or entity and there is an artificial arrangement or transaction or a series of artificial arrangements or transactions; or

(iv)
is not considered to be the beneficial owner of our ordinary shares in its jurisdiction of residence because such jurisdiction treats another entity as the beneficial owner of our ordinary shares (a hybrid mismatch); or

(v)	is not resident in any jurisdiction (also a hybrid mismatch); or
(vi)
is a reverse hybrid (within the meaning of Article 2(11) of the Dutch Corporate Income Tax Act 1969), if and to the extent (x) there is a participant in the reverse hybrid holding a Qualifying Interest in the reverse hybrid, (y) the jurisdiction of residence of such participant treats the reverse hybrid as transparent for tax purposes and (z) such participant would have been subject to the Dutch conditional withholding tax in respect of dividends distributed by us without the interposition of the reverse hybrid, all within the meaning of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).

For purposes of this section:
•	“Related Entity” means an entity (i) that has a Qualifying Interest in us or (ii) in which a third party has a Qualifying Interest if such third party also has a Qualifying Interest in us.
•
“Qualifying Interest” means a direct or indirectly held interest - either by an entity individually or, if an entity is part of a Qualifying Unity, jointly - that enables such entity or such Qualifying Unity to exercise a definitive influence over another entity’s decisions and allows it to determine that other entity’s activities (as interpreted by the European Court of Justice in case law on the right of freedom of establishment (vrijheid van vestiging)).

•
“Qualifying Unity” means entities acting together with the main purpose or one of the main purposes of avoiding Dutch conditional withholding tax at the level of any of those entities (kwalificerende eenheid).

The Dutch conditional withholding tax on dividends will be imposed at the highest Dutch corporate income tax rate in effect at the time of the distribution (2026: 25.8%). The Dutch conditional withholding tax on dividends will be reduced, but not below zero, by any regular Dutch dividend withholding tax withheld in respect of the same dividend distribution. As such, based on the currently applicable rates, the overall effective tax rate of withholding the regular Dutch dividend withholding tax (as described above) and the Dutch conditional withholding tax on dividends will not exceed the highest corporate income tax rate in effect at the time of the distribution (2026: 25.8%).
Dual Tax Residency
We are incorporated under the laws of the Netherlands, and we are therefore a Dutch tax resident for Dutch domestic tax law purposes, including Dutch (conditional) dividend withholding tax purposes. However, we are also treated as a German tax resident for German domestic tax law purposes, since our place of effective management is located in Germany, and are therefore a dual tax resident. See Risk Factors in our Annual Report on Form 20-F for the year ended December 31, 2025: “We may become taxable in a jurisdiction other than Germany, which may increase the aggregate tax burden on us.” Based on the so-called tie-breaker provision, or the Tie-Breaker Provision, included in Section 4(3) of the 2012 Convention between the Federal Republic of Germany and the Kingdom of the Netherlands for the avoidance of double taxation with respect to taxes on income, or the Tax Treaty, as in effect on the date hereof, our tax residence in either the Netherlands or Germany for the purposes of the Tax Treaty should be determined on the place of our effective management. As long as our place of effective management is in Germany, and the Tie-Breaker Provision, or, in the event the Tax Treaty would become a covered tax agreement for the purposes of the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting, or the MLI, the reservations made by Germany with respect to the Tie-Breaker Provision as part of the MLI, are not changed, we should exclusively be a tax resident of Germany for purposes of the Tax Treaty and, as a consequence, the Netherlands will be restricted from imposing Dutch (conditional) withholding tax on dividends distributed by us pursuant to Section 10(5) of the Tax Treaty, except for dividends distributed to Dutch Resident Entities, Dutch Resident Individuals and Non-Resident Holders if the ordinary shares are attributable to a permanent establishment in the Netherlands of such Non-Resident Holder.
Taxes on income and capital gains
Dutch Resident Entities
Generally, if the holder of our ordinary shares is a Dutch Resident Entity, any income derived or deemed to be derived from the ordinary shares or any capital gains realized on the disposal or deemed disposal or exercise, as applicable, of the ordinary shares is subject to Dutch corporate income tax at a rate of 19% with respect to taxable profits up to €200,000 and 25.8% with respect to taxable profits in excess of that amount (rates and brackets for 2026).

Dutch Resident Individuals
If the holder of our ordinary shares is a Dutch Resident Individual, any income derived or deemed to be derived from the ordinary shares or any capital gains realized on the disposal or deemed disposal or exercise, as applicable, of the ordinary shares is subject to Dutch personal income tax at the progressive rates (with a maximum of 49.5% in 2026), if:
(i)
the ordinary shares are attributable to an enterprise from which the holder of ordinary shares derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise without being a shareholder (as defined in the Dutch Income Tax Act 2001); or

(ii)
the holder of our ordinary shares is considered to perform activities with respect to the ordinary shares that go beyond ordinary asset management (normaal, actief vermogensbeheer) or otherwise derives benefits from the ordinary shares that are taxable as benefits from miscellaneous activities (resultaat uit overige werkzaamheden).

Taxation of Savings and Investments
If the above-mentioned conditions (i) and (ii) do not apply to the Dutch Resident Individual, the ordinary shares will be subject to an annual Dutch income tax under the regime for savings and investments (inkomen uit sparen en beleggen). Taxation only occurs insofar the Dutch Resident Individual’s net investment assets for the year exceed a statutory threshold (heffingsvrij vermogen). The net investment assets for the year are the fair market value of the investment assets less the fair market value of the liabilities on January 1 of the relevant calendar year (reference date; peildatum). Actual income or capital gains realized in respect of the ordinary shares are in principle not subject to Dutch income tax.
The Dutch Resident Individual’s assets and liabilities taxed under this regime, including our ordinary shares, are allocated over the following three categories: (a) bank savings (banktegoeden), (b) other investments (overige bezittingen), including our ordinary shares, and (c) liabilities (schulden). The taxable benefit for the year (voordeel uit sparen en beleggen) is equal to the product of (x) the total deemed return divided by the sum of bank savings, other investments and liabilities and (y) the sum of bank savings, other investments and liabilities minus the statutory threshold, and is taxed at a flat rate of 36% (rate for 2026).
The deemed return applicable to other investments, including our ordinary shares, is set at 6.00% for the calendar year 2026. Transactions in the three-month period before and after January 1 of the relevant calendar year implemented to arbitrate between the deemed return percentages applicable to bank savings, other investments and liabilities will for this purpose be ignored if the holder of our ordinary shares cannot sufficiently demonstrate that such transactions are implemented for other than tax reasons.
On June 6 and June 14, 2024, the Dutch Supreme Court (Hoge Raad) ruled that the Dutch income tax regime for savings and investments as described above, or the Box 3 Regime, in certain specific circumstances contravenes with Section 1 of the First Protocol to the European Convention on Human Rights in combination with Section 14 of the European Convention on Human Rights, or the Rulings. In the Rulings, the Dutch Supreme Court introduced a rebuttal provision (tegenbewijsregeling) pursuant to which taxpayers have the possibility to demonstrate that the actual return realized by the taxpayer in respect of their investments assets (as calculated in line with the rules as set out in the Rulings), is less than the deemed return realized by the taxpayer in respect of those assets (as calculated in accordance with the rules of the Box 3 Regime). The rebuttal provision introduced by the Dutch Supreme Court as well as the rules set out in the Rulings have been implemented in Dutch tax law pursuant to the Dutch Box 3 Rebuttal Scheme Act (Wet tegenbewijsregeling box 3). If the taxpayer successfully demonstrates that the actual return is less than the deemed return, the taxpayer will be taxed on the actual return instead of the deemed return. The Dutch Box 3 Rebuttal Scheme Act offers a temporary solution until a new Box 3 regime is introduced, which is expected as of 1 January 2028 at the earliest. Holders of our ordinary shares are advised to consult their own tax advisor to ensure that the tax in respect of the ordinary shares is levied in accordance with the applicable Dutch tax rules at the relevant time.

Non-residents of the Netherlands
A holder of our ordinary shares that is neither a Dutch Resident Entity nor a Dutch Resident Individual will not be subject to Dutch income tax in respect of income derived or deemed to be derived from the ordinary shares or in respect of capital gains realized on the disposal or deemed disposal or exercise, as applicable, of the ordinary shares, provided that:
(i)
such holder does not have an interest in an enterprise or deemed enterprise (as defined in the Dutch Income Tax Act 2001 and the Dutch Corporate Income Tax Act 1969, as applicable) which, in whole or in part, is either effectively managed in the Netherlands or carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the ordinary shares are attributable; and

(ii)
in the event the holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the ordinary shares that go beyond ordinary asset management and does not otherwise derive benefits from the ordinary shares that are taxable as benefits from miscellaneous activities in the Netherlands.

Gift and Inheritance
Residents of the Netherlands
Gift or inheritance taxes will arise in the Netherlands with respect to a transfer of our ordinary shares by way of a gift by, or on the death of, a holder of our ordinary shares who is resident or deemed resident of the Netherlands at the time of the gift or such holder’s death.
Non-residents of the Netherlands
No gift or inheritance taxes will arise in the Netherlands with respect to the transfer of our ordinary shares by way of a gift by, or on the death of, a holder of our ordinary shares who is neither resident nor deemed to be resident of the Netherlands, unless:
(i)
in the case of a gift of an ordinary share by an individual who at the date of the gift was neither resident nor deemed to be resident of the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident of the Netherlands;

(ii)
in the case of a gift of an ordinary share that is made under a condition precedent, the holder of our ordinary shares is resident or is deemed to be resident of the Netherlands at the time the condition is fulfilled; or

(iii)	the transfer is otherwise construed as a gift or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident of the Netherlands.
For purposes of Dutch gift and inheritance taxes, amongst others, a person that holds the Dutch nationality will be deemed to be resident of the Netherlands if such person has been a resident of the Netherlands at any time during the ten years preceding the date of the gift or such person’s death. Additionally, for purposes of Dutch gift tax, amongst others, a person not holding the Dutch nationality will be deemed to be resident of the Netherlands if such person has been a resident of the Netherlands at any time during the twelve months preceding the date of the gift. Applicable tax treaties may override deemed residency.
Value Added Tax (VAT)
No Dutch VAT will be payable by a holder of our ordinary shares in respect of any payment in consideration for the holding or disposal or exercise, as applicable, of the ordinary shares.
Stamp Duties
No Dutch documentation taxes (commonly referred to as stamp duties) will be payable by a holder of our ordinary shares in respect of any payment in consideration for the holding or disposal or exercise, as applicable, of the ordinary shares.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a description of the material U.S. federal income tax consequences to U.S. Holders, as defined below, of owning and disposing of ordinary shares issued pursuant to this offering, or collectively, the Securities. It does not describe all tax considerations that may be relevant to a particular person’s decision to acquire, own or dispose of the Securities.
This section applies only to a U.S. Holder that acquires Securities pursuant to this offering and holds such Securities as capital assets within the meaning of Section 1221 of the Code, (generally, property held for investment) for U.S. federal income tax purposes. In addition, it does not set forth all of the U.S. federal income tax consequences that may be relevant in light of the U.S. Holder’s particular circumstances, including alternative minimum tax consequences, the potential application of the provisions of the Code known as the Medicare contribution tax and tax consequences applicable to U.S. Holders subject to special rules, such as:
•	certain financial institutions;
•	dealers or traders in securities who use a mark-to-market method of tax accounting;
•
persons holding ordinary shares as part of a hedging transaction, straddle, wash sale, conversion transaction or other integrated transaction or persons entering into a constructive sale with respect to the ordinary shares;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;
•	S corporations, entities or arrangements classified as partnerships for U.S. federal income tax purposes;
•	tax-exempt entities, including an “individual retirement account” or “Roth IRA”;
•	persons that own or are deemed to own ten percent or more of our shares (by vote or value);
•	persons who are subject to Section 451(b) of the Code; or
•	persons holding ordinary shares in connection with a trade or business conducted outside of the United States.
If an entity that is classified as a partnership for U.S. federal income tax purposes holds Securities, the U.S. federal income tax treatment of a partner will depend on the status of the partner and the activities of the partner and the partnership. Partnerships holding Securities and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of owning and disposing of the Securities.
This section is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between Germany and the United States and the income tax treaty between the Netherlands and the United States (as applicable and as the context requires, the Treaty) all as of the date hereof, any of which is subject to change or differing interpretations, possibly with retroactive effect. No assurance can be given that the Internal Revenue Service, or IRS, will agree with the views expressed in this discussion, or that a court will not sustain any challenge by the IRS in the event of litigation. We have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary.
A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of Securities, who is eligible for the benefits of the Treaty and who is:
•	a citizen or individual resident of the United States;
•	a corporation created or organized in or under the laws of the United States, any state therein or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

U.S. Holders should consult their tax advisors concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of Securities in their particular circumstances. In particular, because our group includes a U.S. subsidiary, InflaRx Pharmaceuticals, Inc., and therefore under current law our subsidiary InflaRx GmbH is treated as a controlled foreign corporation (regardless of whether we are or are not treated as a controlled foreign corporation), any U.S. Holder that owns or is deemed to own ten percent or more of our shares (by vote or value) is urged to consult its tax advisors regarding the potential application of the “Subpart F income” and “global intangible low-taxed income” rules to an investment in our Securities.
Taxation of Distributions
As discussed above under “Dividend Policy,” we do not currently expect to make distributions on our Securities. In the event that we do make distributions of cash or other property, subject to the PFIC rules described below, distributions paid on Securities, other than certain pro rata distributions of ordinary shares, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If we are treated as a PFIC with respect to a U.S. Holder (or were treated as a PFIC with respect to the U.S. Holder in the preceding taxable year), dividends paid to certain non-corporate U.S. Holders will not be eligible for taxation as “qualified dividend income.” If we are not treated as a PFIC with respect to a U.S. Holder and were not treated as a PFIC with respect to the U.S. Holder in the preceding taxable year (if, for example, in future years we cease to meet the threshold requirements for PFIC status and the U.S. Holder initially acquires our Securities in a year in which we are not treated as a PFIC and we are not so treated thereafter or we were a PFIC with respect to a U.S. Holder for a year during which a U.S. Holder holds ordinary shares but the U.S. Holder makes a valid deemed sale or deemed dividend election under the applicable Treasury regulations with respect to its Securities), for so long as our ordinary shares are listed on Nasdaq or another established securities market in the United States or we are eligible for benefits under the Treaty, dividends paid to such a U.S. Holder that is not a corporation would generally be eligible for taxation as “qualified dividend income” if certain other requirements are met. Qualified dividend income is generally taxable at rates not in excess of the long-term capital gain rate applicable to such U.S. Holders. The amount of a dividend will include any amounts withheld by us in respect of German or Dutch income taxes. Subject to the PFIC rules described below, (i) the amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction available to U.S. corporations under the Code and (ii) dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in euros will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Generally, gain or loss, if any, resulting from currency exchange fluctuations during the period from the date the dividend is paid to the date such payment is converted into U.S. dollars will be treated as U.S. source ordinary income or loss.
Subject to applicable limitations, German or Dutch income taxes withheld from dividends on ordinary shares at a rate not exceeding the rate provided by the relevant Treaty will be eligible for credit against the U.S. Holder’s U.S. federal income tax liability. German or Dutch taxes withheld in excess of the rate applicable under the relevant Treaty will not be eligible for credit against a U.S. Holder’s federal income tax liability. The rules governing foreign tax credits are complex and U.S. Holders should consult their tax advisors regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may deduct foreign taxes, including any German or Dutch income withholding tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.
Sale or Other Disposition of Securities
Subject to the discussion below under the heading “Passive Foreign Investment Company Rules,” gain or loss realized on the sale or other disposition of our Securities will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the Securities for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the Securities disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. U.S. Holders who hold different blocks of Securities (Securities purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes.

Passive Foreign Investment Company Rules
We believe it is likely that we were a “passive foreign investment company,” or a PFIC, for U.S. federal income tax purposes in 2021, 2022, 2023, 2024 and 2025, and we may be a PFIC in one or more future taxable years. In addition, we may, now or in the future directly or indirectly, hold equity interests in other PFICs (any such PFIC, a Lower-tier PFIC). Under the Code, a non-U.S. corporation generally will be a PFIC for any taxable year in which, after the application of certain look-through rules with respect to its subsidiaries, either (i) 75% or more of our gross income consists of “passive income” or (ii) 50% or more of the average quarterly value of our assets consists of assets that produce, or are held for the production of, “passive income.” For purposes of the above calculations, we will be treated as if we hold our proportionate share of the assets of, and receive directly our proportionate share of the income of, any other corporation in which we directly or indirectly own at least 25%, by value, of the shares of such corporation. Passive income includes, among other things, dividends, interest, certain non-active rents and royalties, and capital gains. It is also possible that we will be a PFIC in 2026 or any future taxable year because, among other things, (i) we currently own a substantial amount of passive assets, including cash and securities which may give rise to passive income, (ii) the valuation of our assets that generate non-passive income for PFIC purposes, including our intangible assets, is uncertain and may vary substantially over time, and (iii) the composition of our income may vary substantially over time. Accordingly, there can be no assurance that we will not be a PFIC in 2026 or any future taxable year. If we are a PFIC for any year during which a U.S. Holder holds Securities, we would continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which the U.S. Holder holds Securities, even if we ceased to meet the threshold requirements for PFIC status, unless under certain circumstances the U.S. Holder makes a valid deemed sale or deemed dividend election under the applicable Treasury regulations with respect to its Securities.
The IRS has finalized Treasury regulations that address various issues related to determining whether a foreign corporation is a PFIC and whether a U.S. shareholder holds PFIC stock and has released proposed Treasury regulations that address various issues related to determining whether a foreign corporation is a PFIC.
These Treasury regulations and proposed Treasury regulations (if finalized) may affect whether we are a PFIC in any future year. You should consult your tax advisors regarding the effect, if any, these Treasury regulations may have, or such proposed Treasury regulations would have, on the determination of our PFIC status.
Under attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate shares of any Lower-tier PFICs and will be subject to U.S. federal income tax according to the rules described in the following paragraphs on (i) certain distributions by a Lower-tier PFIC and (ii) a disposition of shares of a Lower-tier PFIC, in each case as if the U.S. Holders held such shares directly, even if the U.S. Holders have not received the proceeds of those distributions or dispositions directly.
If we were a PFIC for any taxable year during which a U.S. Holder held Securities (assuming such U.S. Holder has not made a timely mark-to-market election with respect to ordinary shares, as described below), gain recognized by a U.S. Holder on a sale or other disposition (including certain pledges) of the Securities, or an indirect disposition of shares of a Lower-tier PFIC, would be allocated ratably over the U.S. Holder’s holding period for the Securities. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the amount allocated to that taxable year. Further, to the extent that any distribution received by a U.S. Holder on its Securities (or a distribution by a Lower-tier PFIC to its shareholder that is deemed to be received by a U.S. Holder) exceeds 125% of the average of the annual distributions on the Securities received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above.
In addition, Section 1291(f) of the Code requires that, to the extent provided in Treasury regulations, a U.S. person who disposes of stock of a PFIC recognizes gain (but not loss) notwithstanding any other provision of the Code. It is possible that the exercise of a pre-funded warrant in exchange for ordinary shares could be treated as such a disposition. No final Treasury regulations are currently in effect under Section 1291(f) of the Code. However, proposed Treasury regulations under Section 1291(f) of the Code were proposed in 1992 with a retroactive effective date. If finalized in their current form, those proposed Treasury regulations may require a

U.S. Holder of pre-funded warrants to recognize gain (but not loss) upon exercise (which would generally be subject to the special tax and interest charge, unless the elections discussed below are made) if (i) we were classified as a PFIC at any time during such holder’s holding period of such pre-funded warrants, and (ii) the Company is not a PFIC in the taxable year that includes the day after the exercise.
A U.S. Holder can avoid certain of the adverse rules described above by making a mark-to-market election with respect to its ordinary shares, provided that the ordinary shares are “marketable.” Ordinary shares will be marketable if they are “regularly traded” on a “qualified exchange” or other market within the meaning of applicable Treasury regulations. Our ordinary shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the ordinary shares is traded on a qualified exchange on at least 15 days during each calendar quarter. Nasdaq, on which the ordinary shares are currently listed, is a qualified exchange for this purpose. If a U.S. Holder makes the mark-to-market election, it will recognize as ordinary income any excess of the fair market value of the ordinary shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in the ordinary shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). U.S. Holders should consult their tax advisors regarding the availability and advisability of making a mark-to-market election in their particular circumstances with respect to their ordinary shares, including because we may have Lower-tier PFICs for which a mark-to-market election may not be available.
In addition, in order to avoid the application of the foregoing rules, a United States person that owns stock in a PFIC for U.S. federal income tax purposes may make an election to treat the PFIC and each PFIC in which the PFIC holds equity interests as a qualified electing fund, or a QEF Election, with respect to each such PFIC if the PFIC provides the information necessary for such election(s) to be made. In order to make such an election, a U.S. Holder would be required to make the QEF Election for each PFIC by attaching a separate, properly completed IRS Form 8621 for each PFIC to the U.S. Holder’s timely filed U.S. federal income tax return generally for the first taxable year that the entity is treated as a PFIC with respect to the U.S. Holder. A U.S. Holder generally may make a separate election to defer payment of taxes on the undistributed income inclusion under the QEF rules, but if deferred, any such taxes are subject to an interest charge. However, no assurance can be given that such QEF information will be available for any Lower-tier PFIC or that we will be aware of its status as a PFIC for any particular taxable year such that a U.S. shareholder may timely make a QEF Election. If a U.S. Holder makes a QEF Election with respect to a PFIC, the U.S. Holder will be currently taxable on its pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is classified as a PFIC and will not be required to include such amounts in income when actually distributed by the PFIC. If a U.S. Holder makes a QEF Election with respect to us, any distributions paid by us out of our earnings and profits that were previously included in the U.S. Holder’s income under the QEF Election will not be taxable to the U.S. Holder. A U.S. Holder will increase its tax basis in its ordinary shares by an amount equal to any income included under the QEF Election and will decrease its tax basis by any amount distributed, if any, on the ordinary shares that is not included in its income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of ordinary shares in an amount equal to the difference between the amount realized and its adjusted tax basis in the ordinary shares. U.S. Holders should note that if they make QEF Elections with respect to us and Lower-tier PFICs, if any, they may be required to pay U.S. federal income tax with respect to their ordinary shares for any taxable year significantly in excess of any cash distributions, if any, received on the shares for such taxable year. U.S. Holders should consult their tax advisors regarding making QEF Elections in their particular circumstances.
In addition, if we were a PFIC or, with respect to a particular U.S. Holder, were treated as a PFIC for the taxable year in which we paid a dividend or for the prior taxable year, the preferential dividend rates with respect to dividends paid to certain non-corporate U.S. Holders would not apply. If a U.S. Holder owns Securities during any year in which we are a PFIC, the U.S. Holder must file annual reports containing such information as the U.S. Treasury may require on IRS Form 8621 (or any successor form) with respect to us (regardless of whether a mark-to-market election or QEF Election is made), generally with the U.S. Holder’s U.S. federal income tax return for that year, unless otherwise specified in the instructions with respect to such form.

The U.S. federal income tax rules relating to PFICs are very complex. U.S. Holders are strongly urged to consult their tax advisors with respect to the application of the PFIC rules to the purchase, ownership and disposition of our Securities and the consequences to them of an investment in a PFIC (and any Lower-tier PFICs), any elections available with respect to our Securities and the IRS information reporting obligations with respect to the purchase, ownership and disposition of ordinary shares of a PFIC.
Information Reporting and Backup Withholding
Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.
The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.
Information Reporting with Respect to Foreign Financial Assets
Certain U.S. Holders who are individuals and certain entities may be required to report information relating to an interest in our Securities, subject to certain exceptions (including an exception for Securities held in accounts maintained by certain U.S. financial institutions). U.S. Holders should consult their tax advisors regarding whether or not they are obligated to report information relating to their ownership and disposition of the Securities.

PLAN OF DISTRIBUTION
We previously entered into a Sales Agreement with Leerink Partners, dated June 28, 2024, under which we may offer and sell our ordinary shares having an aggregate offering price of up to $75,000,000 (of which $65,000,000 remains and is being offered under this prospectus supplement) from time to time through or to Leerink Partners, acting as our agent. Sales of our ordinary shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act, including sales made directly on or through Nasdaq, on or through any other existing trading market for the ordinary shares, sales made to or through a market maker other than on an exchange or otherwise and/or any other method permitted by law.
Leerink Partners will offer our ordinary shares subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and Leerink Partners. We will designate the maximum number or amount of ordinary shares to be sold through Leerink Partners and the time period during which sales are requested to be made and may include limits on the number or amount of ordinary shares that may be sold in any one trading day and the minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Leerink Partners will use its commercially reasonable efforts to sell on our behalf all the ordinary shares requested to be sold by us. We or Leerink Partners may, upon notice to the other party in writing or by telephone (confirmed immediately by email), suspend any sale of our ordinary shares being made through Leerink Partners under the Sales Agreement.
We will pay Leerink Partners compensation at a commission rate of up to 3.0% of the gross proceeds from the ordinary shares sold under the Sales Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We will report at least quarterly the number of ordinary shares sold through Leerink Partners under the Sales Agreement, the net proceeds to us and the compensation paid by us to Leerink Partners in connection with the sales of ordinary shares. In addition, we have agreed to reimburse Leerink Partners for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Leerink Partners under the Sales Agreement, will be approximately $158,000. The remaining sale proceeds, after deducting any commissions and expense reimbursement payable to Leerink Partners and any other transaction fees and expenses payable by us, will equal our net proceeds from the sale of such ordinary shares.
Leerink Partners will provide written confirmation to us before the open on Nasdaq on the day following each day on which our ordinary shares are sold under the Sales Agreement. Each confirmation will include the number of ordinary shares sold on that day, the volume-weighted average price of the ordinary shares sold on that day and the net proceeds to us from the sale of such ordinary shares.
The settlement of sales of ordinary shares is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our ordinary shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Leerink Partners may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sale of our ordinary shares on our behalf, Leerink Partners may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Leerink Partners may be deemed to be underwriting commissions or discounts. We have agreed to indemnify Leerink Partners against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Leerink Partners may be required to make in respect of such liabilities.
The offering of our ordinary shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all ordinary shares subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We and Leerink Partners may each terminate the Sales Agreement at any time upon ten days’ prior notice.
This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement was previously filed as an exhibit to a report on Form 6-K filed under the Exchange Act and incorporated by reference in this prospectus supplement.

Leerink Partners and/or its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Leerink Partners may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Leerink Partners may at any time hold long or short positions in such securities.
A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Leerink Partners, and Leerink Partners may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS
The validity of the ordinary shares and certain other matters of Dutch law will be passed upon for us by NautaDutilh N.V. Certain matters of U.S. federal and New York State law will be passed upon for us by Kirkland & Ellis LLP, New York, New York. Davis Polk & Wardwell LLP, New York, New York is U.S. federal and New York State law counsel for Leerink Partners in connection with this offering.

EXPERTS
The consolidated financial statements of InflaRx N.V. as of and for the year ended December 31, 2025 have been incorporated by reference herein in reliance upon the report of KPMG AG Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of InflaRx N.V. at December 31, 2024, and for each of the two years in the period ended December 31, 2024, appearing in InflaRx N.V.’s Annual Report (Form 20-F) for the year ended December 31, 2025, have been audited by EY GmbH & Co. KG Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.inflarx.de. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.
This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the ordinary shares we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus supplement or incorporated by reference subsequent to the date of this prospectus supplement.
We incorporate by reference the following documents or information that we have filed with the SEC:
•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 filed on March 20, 2026;
•
our Reports on Form 6-K filed on January 8, 2026, March 16, 2026, April 2, 2026, April 9, 2026, April 23, 2026, April 28, 2026, May 4, 2026, May 6, 2026, May 7, 2026; June 30, 2026, and August 6, 2026 (excluding exhibits and other disclosure in such Form 6-Ks that are explicitly deemed therein as not “filed” for purposes of Section 18 of the Exchange Act); and

•
the description of our ordinary shares contained in Exhibit 2.4 to our Annual Report on Form 20-F for the year ended December 31, 2025, including any amendments or reports filed for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus supplement and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus supplement.
Documents incorporated by reference in this prospectus supplement are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from us in writing at Winzerlaer Str. 2, 07745 Jena, Germany or via telephone at (+49) 3641 508 180. The SEC maintains a website that contains reports, proxy and information statements, and other information filed by us electronically at www.sec.gov.

PROSPECTUS
$250,000,000
Ordinary Shares, Debt Securities, Warrants, Purchase Contracts and Units

InflaRx N.V.
(incorporated in the Netherlands)
We may offer, from time to time, in one or more offerings, ordinary shares, senior debt securities, subordinated debt securities, warrants, purchase contracts or units, which we collectively refer to as the “securities.” The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $250,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.
The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 37.
Our ordinary shares are listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “IFRX.” On August 5, 2026, the last sale price of our ordinary shares as reported by Nasdaq was $1.77 per ordinary share.
As of June 30, 2026, the aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately $269,050,484, based on 120,111,823 ordinary shares held by non-affiliates and a per share price of $2.24, which was the last sale price of our ordinary shares as reported by Nasdaq on June 30, 2026. As of the date of this prospectus, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves risks. See “Risk Factors” beginning on page 8 of this prospectus.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 12, 2026.

We have not authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus and any related prospectus supplement we provide to you. We have not authorized anyone to provide you with different or additional information. We are not making an offer of securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. Unless otherwise noted or the context otherwise requires, references in this prospectus to “InflaRx,” “we,” “our,” “ours,” “us” or similar terms refer to InflaRx N.V. and its subsidiaries.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.
Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.
You should not assume that the information contained in this prospectus is accurate as of any other date.
WHERE YOU CAN FIND MORE INFORMATION
We file annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The SEC maintains a website that contains reports and other information about issuers like us who file electronically with the SEC. The address of the site is www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our managing directors, supervisory directors and principal shareholders are exempt from the short-swing profit and short sale prohibitions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the financial statements and other documents incorporated by reference in this prospectus contain forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate, “could,” “intend,” “target,” “project,” “estimate,” “believe,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions intended to identify statements about the future. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.
The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements:
•
the success of our development and registrational strategy for izicopan’s treatment of AAV and other renal diseases, including atypical hemolytic uremic syndrome, or aHUS, IgA nephropathy, or IgAN, and C3 glomerulopathy, or C3G, including our Phase 2 planning in AAV, our assessment of a broader development and registrational strategy in Europe following the recommendation by the Committee for Medicinal Products for Human Use of the European Medicines Agency, or EMA to revoke the marketing authorization for Tavneos (avacopan) in the European Union, and our ability to establish proof of concept for izicopan across such indications;

•	the success of our future clinical trials for vilobelimab’s treatment of debilitating or life-threatening inflammatory indications, including acute respiratory distress syndrome, or ARDS, and AAV;
•	the potential strategic transactions or collaborations, including a potential partnership of izicopan or vilobelimab for pyoderma gangrenosum, or PG, HS, CSU or any other indications;
•
the timing, progress and results of preclinical studies and clinical trials of vilobelimab, izicopan and any other product candidates, including for the development of vilobelimab or izicopan in several indications including virally induced ARDS, hidradenitis suppurativa, or HS, chronic spontaneous urticaria, or CSU, or others, and statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available, the costs of such trials and our research and development programs generally;

•
our interactions with and the receptiveness and approval by regulators regarding the results of clinical trials and potential regulatory approval or authorization pathways, including our intended engagement with the EMA regarding vilobelimab and izicopan;

•	the timing and outcome of any discussions or submission of filings for regulatory approval of vilobelimab, izicopan or any other product candidate, if approved or authorized for commercial use;
•	our ability to leverage our proprietary anti-C5a and anti-C5aR technologies to discover and develop therapies to treat complement-mediated immunological and inflammatory diseases;
•	our ability to protect, maintain and enforce our intellectual property protection for vilobelimab, izicopan and any other product candidates, and the scope of such protection;
•
whether the U.S. Food and Drug Administration, or the FDA, the European Medicines Agency or any comparable foreign regulatory authority will accept or agree with the number, design, size, conduct or implementation of our clinical trials, including any proposed primary or secondary endpoints for such trials;

•
the success of our future clinical trials for vilobelimab, izicopan and any other product candidates and whether such clinical results will reflect results seen in previously conducted preclinical studies and clinical trials;

•
our expectations regarding the size of the patient populations for, the market opportunity for, the medical need for and clinical utility of vilobelimab, izicopan or any other product candidates, if approved or authorized for commercial use;

•
our manufacturing capabilities and strategy, including the scalability and cost of our manufacturing methods and processes and the optimization of our manufacturing methods and processes, and our ability to continue to rely on our existing third-party manufacturers and our ability to engage additional third-party manufacturers for our planned future clinical trials and for commercial supply of any development candidate in the United States and Europe;

•	our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for or ability to obtain additional financing;
•	our ability to defend against liability claims resulting from the testing of our product candidates in the clinic or, if approved or authorized, any commercial sales;
•	if any of our product candidates obtain regulatory approval or authorization, our ability to comply with and satisfy ongoing drug regulatory obligations and continued regulatory oversight;
•	our ability to comply with enacted and future legislation in seeking marketing approval or authorization and commercialization;
•	our future growth and ability to compete, which depends on our retaining key personnel and recruiting additional qualified personnel;
•
our competitive position and the development of and projections relating to our competitors in the development of C5a and C5aR inhibitors and other therapeutic products being developed in similar medical conditions in which vilobelimab, izicopan or any other of our product candidates is being developed or our industry;

•	risks related to our reliance on foreign third-party manufacturers and suppliers, including those located in China; and
•	other risk factors discussed herein under “Risk Factors” or incorporated herein by reference.
Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

INFLARX N.V.
Our Business
We are a biopharmaceutical company pioneering anti-inflammatory therapeutics by applying our proprietary anti-C5a and anti- C5aR technologies to discover, develop and commercialize highly potent and specific inhibitors of the complement activation factor C5a and its receptor, C5aR. C5a is a powerful inflammatory mediator involved in the progression of a wide variety of inflammatory diseases. Terminal complement activation, to which the cleavage of C5 by C5-convertases is also referred to, leads to the release of C5a, which acts through its receptor C5aR. In addition, terminal complement activation, i.e., the cleavage of C5a from C5, can also be achieved directly by naturally occurring enzymes present throughout the body but not considered part of the complement system. Our lead program is izicopan, an orally administered small molecule inhibitor of C5a-induced signaling via the C5a receptor. We are focusing the development of izicopan toward the treatment of AAV and additional renal diseases. We have also developed vilobelimab, a novel, intravenously delivered, first-in-class, anti-C5a monoclonal antibody that selectively binds to free C5a and has demonstrated disease-modifying clinical activity and tolerability in multiple clinical studies.
The most prominent role of the complement system is to help the body defend itself against invading microorganisms through several mechanisms, including the rapid creation of an inflammatory environment and the production of factors that directly kill pathogens and recruit immune cells to sites of infection. Activation of the complement system ultimately results in the generation of C5a and C5b by cleavage from complement factor C5. C5a, through its signaling after binding to the C5a receptor C5aR1, creates an inflammatory environment by attracting and strongly activating neutrophils as well as by causing many different cell types to generate pro-inflammatory molecules. The C5a/C5aR1 signaling axis is central to this and therefore a critical component of the innate immune system. Such elicited inflammatory responses normally benefit the body by helping to fight infection, but excessive or uncontrolled generation of C5a, as it occurs in certain diseases, can cause severe damage to the body’s own tissue, thereby contributing to the pathophysiology of many autoimmune and inflammatory diseases.
To explore the full potential of our anti-C5a/C5aR technologies, we are clinically developing our lead product candidate, izicopan, which is an orally administered, small-molecule inhibitor of C5aR1, for the treatment of ANCA-associated vasculitis, or AAV, a life-threatening kidney disorder, and additional renal diseases.
In January 2026, we announced a restructuring and a change in strategy, focusing future resource allocation predominantly towards further clinical development of izicopan.
We are conducting Phase 2 planning for izicopan in AAV, and this previously announced Phase 2 planning continues as planned and uninterrupted across multiple geographies. Following the recommendation by the EMA’s Committee for Medicinal Products for Human Use to revoke the marketing authorization for Tavneos in the European Union, we are assessing the feasibility of broadening our development and registrational strategy for AAV in Europe and intend to engage with the EMA regarding both vilobelimab and izicopan as part of our overall development goal to determine the most efficient development pathway to bring the C5a/C5aR inhibition mechanism to patients. In addition, we are working to establish a rapid proof-of-concept for izicopan across a broader range of complement mediated life-threatening kidney diseases by conducting open-label studies that are expected to begin generating clinical data next year in certain indications. These additional renal disease targets include atypical hemolytic uremic syndrome (aHUS), IgA nephropathy (IgAN) and C3 glomerulopathy (C3G), where early evidence already exists for the role of C5a/C5aR inhibition and where izicopan’s favorable clinical profile could be a significant differentiator. Toward these efforts, InflaRx anticipates conducting a pharmacokinetic bridging study in China this year.
Vilobelimab is a novel, intravenously delivered, first-in-class monoclonal antibody that selectively binds to free C5a and has demonstrated disease-modifying clinical activity and tolerability in multiple clinical settings. We have been developing vilobelimab in a wide array of complement-mediated diseases with significant unmet medical need. Vilobelimab has been evaluated in two controlled Phase 2 AAV studies, the European IXCHANGE trial and the U.S. IXPLORE trial. Based on a successfully completed Phase 3 trial demonstrating a 24% reduction in all-cause mortality, in April 2023, we were granted an EUA by the FDA for the treatment of critically ill, invasively mechanically ventilated COVID-19 patients with vilobelimab. In January 2025, we also obtained a marketing authorization under exceptional circumstances from the European Commission.

We are also developing IFX002 for the treatment of chronic inflammatory diseases. IFX002 is a highly potent anti-C5a antibody, which binds to the same domain of the C5a protein as vilobelimab, but which has a higher humanization grade and altered pharmacokinetic properties compared to vilobelimab. IFX002 is currently in preclinical development. We consider IFX002 to be a life-cycle management product to vilobelimab, given the long remaining patent life of IFX002.
Current Product Development Pipeline
An overview of our current product development pipeline can be found below:

InflaRx Pipeline: Targeting the C5a–C5aR axis to control inflammation

		INDICATION	PRECLIN	PHASE 1	PHASE 2	PHASE 3	MARKET	STATUS & MILESTONES
I&I	**izicopan** *Oral C5aR inhibitor*	**ANCA-associated vasculitis**						Phase 2b planning ongoing
		other renal indications						aHUS, IgAN, C3G, and others
		HS + CSU						Topline Phase 2a reported
		broader I&I						Additional indications in immuno-dermatology, hematology, neurology and others
CRITICAL CARE	**Gohibic vilobelimab** *C5a inhibitor*	**critical COVID-19**						US EUA granted*
		SARS-CoV-2-induced ARDS						Approved by European Commission*
		broader ARDS						Phase 2 "Just Breathe" ASPR/BARDA clinical platform study
OTHER	**vilobelimab** *C5a inhibitor*	**ANCA-associated vasculitis**						Phase 2 IXCHANGE & IXPLORE reported
		pyoderma gangrenosum						Phase 3 reported**
OTHER	**IFX002** *C5a inhibitor*	**vilobelimab life-cycle approach**						Long-acting antibody for optimized use in I&I

*Commercial partnering and distribution options in the US and EU being considered.
** Phase 3 stopped early for futility at interim analysis, FDA interaction considered.

aHUS (atypical hemolytic uremic syndrome). **IgAN** (immunoglobulin-A nephropathy). **C3G** (anti-C3 glomerulopathy).

InflaRx / 1

Our Strategy
Our goal is to maintain and further advance our leadership position within the anti-C5a/anti-C5aR complement field, delivering first-in-class autoimmune and anti-inflammatory therapies to the market. To achieve this goal, we expect to execute the strategies set forth below.
•
Proceed with clinical development of izicopan in AAV and additional renal diseases. We have conducted a single ascending dose and multiple ascending dose study of our C5aR antagonist izicopan, and a Phase 2a trial in HS and CSU. We are also conducting required non-clinical studies. Our previously announced Phase 2 planning with izicopan in AAV continues as planned and uninterrupted across multiple geographies, and we are working to establish a rapid proof-of-concept for izicopan across additional renal disease targets, including aHUS, IgAN and C3G.

•
Assess a broadened AAV strategy in Europe. Following the recommendation by the EMA’s Committee for Medicinal Products for Human Use to revoke the marketing authorization for Tavneos in the European Union, InflaRx is assessing the feasibility of broadening its development and registrational strategy for AAV in Europe and intends to engage with the EMA regarding both vilobelimab and izicopan.

•
Assess potential partnerships for joint development of izicopan. Since broad development of izicopan in different indications in parallel is time- and resource-consuming, we intend to assess potential development partners for izicopan and vilobelimab in selected indications and/or territories to support parallel development and maximize program value.

•
Assess development options for vilobelimab in further indications. We are continuously evaluating options regarding the development of vilobelimab. Based on the logistical and financial effort necessary to successfully complete pivotal Phase 3 development programs in each indication, such options include potential collaborations with pharmaceutical partners.

•
Explore the possibility to expand the applications of vilobelimab in the area of ARDS. We intend to explore the possibility of expanding the label into other critical care indications for which we have generated pre-clinical data in the past. Most notably, we are considering the utility of additional studies such as the Phase 2 BARDA study in broader ARDS, or studies with commercial partners, to expand the label into a product for virally induced ARDS.

•
Seek commercial partners for GOHIBIC. In December 2025, InflaRx discontinued its active sales activities for GOHIBIC, while keeping the product available for ordering. As of June 30, 2026, we received notice from the FDA regarding termination of the EUA for GOHIBIC. The termination of the EUA will be effective 12 months from the date of publication of the Federal Register notice, i.e., July 1, 2027.

•
Assess development options for vilobelimab in AAV and other indications. We intend to engage with the EMA regarding vilobelimab as part of our assessment of the most efficient development plan to bring the C5a/C5aR inhibition mechanism to patients. We consider vilobelimab to be a Phase 3-ready asset in AAV, where it has completed two Phase 2 studies in the U.S. and Europe, and continue to evaluate potential collaborations with pharmaceutical partners for selected indications and/or territories.

•
Pursue the further development of IFX002 to get prepared for potential clinical development. We are developing IFX002 for the treatment of chronic inflammatory diseases. IFX002 is a highly potent anti-C5a antibody, which binds to the same domain of the C5a protein as vilobelimab, but which has a higher humanization grade and altered pharmacokinetic properties compared to vilobelimab. IFX002 is currently in preclinical development. We consider IFX002 to be a life-cycle management product to vilobelimab, given the long remaining patent life of IFX002.

Implications of Being a Foreign Private Issuer
We currently report under the Exchange Act as a non-U.S. company with foreign private issuer status. As long as we qualify as a foreign private issuer under the Exchange Act, we will continue to be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
•
the sections of the Exchange Act imposing short-swing profit liability on insiders who profit from trades made in a short period of time and prohibiting short sales by insiders; provided, however, that effective March 18, 2026, pursuant to the Holding Foreign Insiders Accountable Act, our directors and officers are required to comply with the reporting requirements of Section 16(a) of the Exchange Act;

•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

•	certain more stringent executive compensation disclosure rules; instead, we are permitted to follow our home country practice on such matters.
In this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being a foreign private issuer. Accordingly, the information contained or incorporated by reference in this prospectus may be different than the information you receive from other public companies in which you hold equity securities.
Intellectual Property
We aim to protect our product candidates and other commercially important proprietary anti-C5a and anti-C5aR1 technologies by seeking and maintaining U.S. and foreign patents that are intended to cover our product candidates and compositions, and their methods of use, the methods used to manufacture them, the related therapeutic targets and associated methods of treatment and any other inventions that are commercially important to our business. We also rely on trade secrets and know-how and other intellectual property rights to protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection. Furthermore, we aim to protect our trademarks, service marks, and trade names by seeking and maintaining U.S. and foreign trademark registrations. Our success will depend significantly on our ability to obtain and maintain such patent and other proprietary protection, defend and enforce our patents, preserve the confidentiality of our trade secrets and operate our business without infringing, misappropriating or otherwise violating any patents or other intellectual property, including any proprietary rights of third parties. See “Item 3. Key Information-D. Risk factors-3. Risks related to our intellectual property” in our Annual Report on Form 20-F for the year ended December 31, 2025 for additional information.
Corporate Information
Our principal executive offices are located at Winzerlaer Str. 2, 07745 Jena, Germany. Our telephone number is (+49) 3641 508 180. Investors should contact us for any inquiries at the address and telephone number of our principal executive offices. Our principal website is www.inflarx.de. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be a part of this prospectus.

RISK FACTORS
Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 20-F, and in any updates to those risk factors in our reports on Form 6-K incorporated herein, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

USE OF PROCEEDS
Unless otherwise indicated in any applicable prospectus supplement, we intend to use the net proceeds from our sale of the securities for general corporate purposes and other business opportunities. Additional information on the use of net proceeds from the sale of any combination of the securities that we may offer from time to time by this prospectus will be set forth in the applicable prospectus supplement relating to a particular offering.

CAPITALIZATION
Our capitalization will be set forth in a prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
General
We were incorporated pursuant to the laws of the Netherlands as Fireman B.V. on June 6, 2017 to become a holding company for InflaRx GmbH prior to consummation of our initial public offering. InflaRx GmbH was founded in 2007 by Professor Niels Riedemann and Professor Renfeng Guo in Jena, Germany.
Pursuant to the terms of our corporate reorganization, all of the equity interests in InflaRx GmbH were exchanged for ordinary shares of Fireman B.V. and, as a result, InflaRx GmbH became a wholly owned subsidiary of Fireman B.V. Immediately following such exchange, and prior to the listing of our ordinary shares on Nasdaq, we converted into a public company with limited liability (naamloze vennootschap) under Dutch law pursuant to a notarial deed of amendment and conversion and our legal name was changed to InflaRx N.V.
We are registered with the Trade Register of the Chamber of Commerce (Kamer van Koophandel) under number 68904312. Our corporate seat is in Amsterdam, the Netherlands, and our registered office is in Jena, Germany.
Our authorized share capital amounts to €43,375,200, divided into 180,730,000 ordinary shares, each with a nominal value of €0.12, and 180,730,000 preferred shares, each with a nominal value of €0.12; provided, further, that our authorized share capital will increase to €91,375,710, divided into 380,732,125 ordinary shares and 380,732,125 preferred shares, each having a nominal value of €0.12, when our issued share capital is at least €18,275,142. As of June 30, 2026, our issued share capital amounted to €17,684,186.52, divided into 147,368,221 ordinary shares.
Under Dutch law, our authorized share capital is the maximum capital that we may issue without amending our articles of association, or the Articles of Association. An amendment of our Articles of Association would require a resolution of the general meeting of shareholders upon proposal by the board of directors.
Our ordinary shares and preferred shares are issued in registered form.
The preferred shares can be issued to an independent foundation under Dutch law, or protective foundation, pursuant to a call option agreement. If the protective foundation exercises the call option pursuant to the call option agreement, an amount of preferred shares up to 100% of our issued share capital held by others than the protective foundation, minus one share, will be issued to the protective foundation. These preferred shares will be issued to the protective foundation under the obligation to pay at least 25% of their nominal value upon issuance. The protective foundation’s articles of association provide that it will promote and protect our interests and the interests of our business and our stakeholders from time to time, and repressing possible influences that could threaten our strategy, continuity, independence and identity, to such an extent that this could be considered to be damaging to the aforementioned interests.
Any closing of any offering of our ordinary shares pursuant to this prospectus will be conducted through The Depository Trust Company, or DTC, in accordance with its customary settlement procedures for equity securities. Each person owning ordinary shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the ordinary shares.
Our Articles of Association provide that, for as long as any of our ordinary shares are admitted to trading on Nasdaq, the New York Stock Exchange or on any other regulated stock exchange located in the United States of America, the laws of the State of New York shall apply to the property law aspects of our ordinary shares reflected in the register administered by the relevant transfer agent.
Articles of Association and Dutch Law
Set forth below is a summary of relevant information concerning our share capital and material provisions of our Articles of Association and applicable Dutch law. This summary does not constitute legal advice regarding those matters and should not be regarded as such.
Company’s shareholders’ register
Pursuant to Dutch law and the Articles of Association, we must keep our shareholders’ register accurate and current. The board of directors keeps our shareholders’ register and records names and addresses of all holders of shares, showing the date on which the shares were acquired, the date of the acknowledgement by or notification of us as well as the amount paid on each share. The register also includes the names and addresses of those with a right of usufruct (vruchtgebruik) in shares belonging to another or a pledge (pandrecht) in respect of such shares. There is no restriction on the ownership of our shares. The ordinary shares offered in any offering of our ordinary shares pursuant to this prospectus will be held through DTC, therefore DTC or its nominee will be recorded in the shareholders’ register as the holder of those ordinary shares.
Corporate objectives
Pursuant to the Articles of Association, our main corporate objectives are:
•	to develop, license, manufacture and commercialize pharmaceutical products;
•	to develop and commercialize tests and analytical methods;
•	to participate in, to finance, to hold any other interest in and to conduct the management or supervision of other entities, companies, partnerships and businesses;
•	to acquire, administer, exploit, invest, encumber and dispose of assets and liabilities;
•
to furnish guarantees, to provide security, to warrant performance in any other way and to assume liability, whether jointly and severally or otherwise, in respect of obligations of group companies or other parties; and

•	to do anything that, in the widest sense, is connected with or may be conducive to the objectives described above.
Limitation on liability and indemnification matters
Under Dutch law, directors and certain other officers may be held liable for damages in the event of improper or negligent performance of their duties. They may be held jointly and severally liable for damages to us and to third parties for infringement of the Articles of Association or of certain provisions of the Dutch Civil Code. In certain circumstances, they may also incur additional specific civil and criminal liabilities. Subject to certain exceptions, our Articles of Association provide for indemnification of our current and former directors (and other current and former officers and employees as designated by our board of directors). Directors and certain other officers are also insured under an insurance policy taken out by us against damages resulting from their conduct when acting in the capacities as such directors or officers.
Shareholders’ meetings and consents
General meeting of shareholders
General meetings of shareholders may be held in Amsterdam, Rotterdam, The Hague, Arnhem, Utrecht or the municipality of Haarlemmermeer (Schiphol Airport), the Netherlands. The annual general meeting of shareholders must be held within six months of the end of each financial year. Additional extraordinary general meetings of shareholders may also be held, whenever considered appropriate by the board of directors and shall be held within three months after our board of directors has considered it to be likely that our equity has decreased to an amount equal to or lower than half of its paid up and called up share capital, in order to discuss the measures to be taken if so required.
Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law who jointly represent at least one-tenth of the issued share capital may request us to convene a general meeting, setting out in detail the matters to be discussed. If our board of directors has not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the requesting party/parties may, on their application, be authorized by the competent Dutch court in preliminary relief proceedings to convene a general meeting of shareholders.
General meetings of shareholders can be convened by a notice, which shall include an agenda stating the items to be discussed, including for the annual general meeting of shareholders, among other things, the adoption of the annual accounts, appropriation of our profits and proposals relating to the composition of the board of directors, including the filling of any vacancies in the board of directors. In addition, the agenda shall include such items as have been included therein by the board of directors. The agenda shall also include such items requested by one or more shareholders, or others with meeting rights under Dutch law, representing at least 3% of the issued share capital. Requests must be made in writing or by electronic means and received by the board of directors at least 60 days before the day of the meeting. No resolutions shall be adopted on items other than those that have been included in the agenda.
In accordance with the Dutch Corporate Governance Code, or DCGC, a shareholder shall exercise the right of putting an item on the agenda only after consulting the board of directors in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in the company’s strategy (for example, the removal of directors), the board of directors must be given the opportunity to invoke a reasonable period to respond to such information. Such period shall not exceed the term stipulated by Dutch law and/or DCGC for that purpose. If invoked, the board of directors must use such response period for further deliberation and constructive consultation, in any event with the shareholders concerned, and must explore alternatives. At the end of the response time, the board of directors must report on this consultation and the exploration of alternatives to the general meeting of shareholders. The response period may be invoked only once for any given general meeting of shareholders and does not apply: (a) in respect of a matter for which a response period or a cooling-off period (as referred to below) has been previously invoked; or (b) if a shareholder holds at least 75% of the company’s issued share capital as a consequence of a successful public bid. The response period may also be invoked in response to shareholders or others with meeting rights under Dutch law requesting that a general meeting of shareholders be convened, as described above.
Moreover, our board of directors can invoke a cooling-off period of up to 250 days when shareholders, using their right to have items added to the agenda for a general meeting or their right to request a general meeting, propose an agenda item for our general meeting to dismiss, suspend or appoint one or more directors (or to amend any provision in our Articles of Association dealing with those matters) or when a public offer for our company is made or announced without our support, provided, in each case, that our board of directors believes that such proposal or offer materially conflicts with the interests of our company and its business. During a cooling-off period, our general meeting cannot dismiss, suspend or appoint directors (or amend the provisions in our Articles of Association dealing with those matters) except at the proposal of our board of directors. During a cooling-off period, our board of directors must gather all relevant information necessary for a careful decision-making process and at least consult with shareholders representing 3% or more of our issued share capital at the time the cooling-off period was invoked, as well as with our Dutch works council (if we or, under certain circumstances, any of our subsidiaries would have one). Formal statements expressed by these stakeholders during such consultations must be published on our website to the extent these stakeholders have approved that publication. Ultimately one week following the last day of the cooling-off period, our board of directors must publish a report in respect of its policy and conduct of affairs during the cooling-off period on our website. This report must remain available for inspection by shareholders and others with meeting rights under Dutch law at our office and must be tabled for discussion at the next general meeting. Shareholders representing at least 3% of our issued share capital may request the Enterprise Chamber of the Amsterdam Court of Appeal, or the Enterprise Chamber (Ondernemingskamer), for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:
•
our board of directors, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have concluded that the relevant proposal or hostile offer constituted a material conflict with the interests of our company and its business;

•	our board of directors cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; or
•
other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended within a reasonable period at the relevant shareholders’ request (i.e., no ‘stacking’ of defensive measures).

The general meeting is presided over by the chairman of the board of directors. If no chairman has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by the chief executive officer. If no chief executive officer has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by another director present at the meeting. If no director is present at the meeting, the general meeting shall be presided over by any other person appointed by the general meeting. In each case, the person who should chair the general meeting pursuant to the rules described above may appoint another person to chair the general meeting instead. Directors may always attend a general meeting of shareholders. In these meetings, they have an advisory vote. The chairman of the meeting may decide at his or her discretion to admit other persons to the meeting.
All shareholders and others with meeting rights under Dutch law are authorized to attend the general meeting of shareholders, to address the meeting and, in so far as they have such right, to vote.
Quorum and voting requirements
Each ordinary share confers the right on the holder to cast one vote at the general meeting of shareholders. Shareholders may vote by proxy. No votes may be cast at a general meeting of shareholders on shares held by us or our subsidiaries or on shares for which we or our subsidiaries hold depositary receipts. Nonetheless, the holders of a right of usufruct (vruchtgebruik) and the holders of a right of pledge (pandrecht) in respect of shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of usufruct (vruchtgebruik) or the right of pledge (pandrecht) was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of usufruct (vruchtgebruik) or a right of pledge (pandrecht). Shares that are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is provided or that is represented at a general meeting of shareholders.
Decisions of the general meeting of shareholders are taken by a simple majority of votes cast, except where Dutch law or the Articles of Association provide for a qualified majority or unanimity.
We are a foreign private issuer. As a result, in accordance with Nasdaq listing requirements, we comply with certain home country governance requirements rather than complying with certain Nasdaq corporate governance requirements. In accordance with Dutch law and generally accepted business practices, our Articles of Association do not provide quorum requirements generally applicable to general meetings of shareholders in the United States. To this extent, our practice varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting stock. Although we must provide shareholders with an agenda and other relevant documents for the general meeting of shareholders, Dutch law does not have a regulatory regime for the solicitation of proxies and the solicitation of proxies is not a generally accepted business practice in the Netherlands, and thus our practice will vary from the requirement of Nasdaq Listing Rule 5620(b). As permitted by the listing requirements of Nasdaq, we also opted out of the requirements of Nasdaq Listing Rule 5605(d), which requires an issuer to have a compensation committee that, among other things, consists entirely of independent directors and makes determinations regarding the independence of any compensation consultants, Nasdaq Listing Rule 5605(e), which requires an issuer to have independent director oversight of director nominations, and Nasdaq Listing Rule 5605(b)(1), which requires an issuer to have a majority of independent directors on its board. In addition, we opted out of shareholder approval requirements for the issuance of securities in connection with certain events such as the acquisition of stock or assets of another company, the establishment of or amendments to equity-based compensation plans for employees and certain private placements. To this extent, our practice varies from the requirements of Nasdaq Listing Rule 5635, which generally requires an issuer to obtain shareholder approval for the issuance of securities in connection with such events. For an overview of our corporate governance principles, see “Item 10. Additional Information—2. Memorandum and articles of association” in our Annual Report on Form 20-F for the year ended December 31, 2025.
Board of directors
Appointment of directors
Under our Articles of Association, the directors are appointed by the general meeting of shareholders upon binding nomination by our board of directors. However, the general meeting of shareholders may at all times overrule the binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital. If the general meeting of shareholders overrules the binding nomination, the board of directors shall make a new nomination.
At a general meeting of shareholders, a resolution to appoint a director can only be passed in respect of candidates whose names are stated for that purpose in the agenda of that general meeting of shareholders or in the explanatory notes thereto. Upon the appointment of a person as a director, the general meeting of shareholders shall determine whether that person is appointed as executive director or as non-executive director.
Duties and liabilities of directors
Under Dutch law, the board of directors as a collective is responsible for our management, strategy, policy and operations. The executive directors manage our day-to-day business and operations and implement our strategy. The non-executive directors focus on the supervision of the policy and functioning of the performance of the duties of all directors and our general state of affairs. Each director has a statutory duty to act in the corporate interest of the company and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or break-up of the company, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed. Any resolution of the board of directors regarding a material change in our identity or character requires approval of the general meeting of shareholders.
Dividends and other distributions
Amount available for distribution
We may only make distributions to our shareholders to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of the paid-up and called-up share capital plus any reserves required by Dutch law or by the Articles of Association. Under the Articles of Association, if any of the preferred shares are outstanding, a dividend is first paid out of the profit, if available for distribution, on the preferred shares. Any amount remaining out of the profit is carried to reserve as the board of directors determines. After reservation by the board of directors of any profit, the remaining profit will be at the disposal of the general meeting of shareholders.
We may only make a distribution of dividends to our shareholders after the adoption of our annual accounts demonstrating that such distribution is legally permitted. The board of directors is permitted, subject to certain requirements, to declare interim dividends without the approval of the general meeting of shareholders.
Dividends and other distributions shall be made payable no later than the date determined by the board of directors. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring).
We have never paid or declared any cash dividends on our ordinary shares, and we do not anticipate paying any cash dividends on our ordinary shares in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business.
Exchange controls
Under existing laws of the Netherlands, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company, subject to applicable restrictions under sanctions and measures, including those concerning export control, pursuant to EU regulations, the Sanctions Act 1977 (Sanctiewet 1977) or other legislation, applicable anti-boycott regulations and similar rules. There are no special restrictions in the Articles of Association or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote shares.
Squeeze out procedures
Pursuant to Section 92a, Book 2, Dutch Civil Code, a shareholder who—alone or together with group companies—for their own account holds at least 95% of our issued share capital may initiate proceedings against the other shareholders jointly for the transfer of their shares to such shareholder. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal, or the Enterprise Chamber (Ondernemingskamer), and can be instituted by means of a writ of summons served upon each of the other shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze out in relation to the other shareholders and will determine the price to be paid for the shares, if necessary, after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the other shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to the acquiring person. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.
Dissolution and liquidation
Under our Articles of Association, we may be dissolved by a resolution of the general meeting of shareholders, subject to a proposal of the board of directors. In the event of a dissolution, the liquidation shall be effected by the board of directors, unless the general meeting decides otherwise. To the extent that any assets remain after payment of all debts, those assets shall first be distributed to the holders of any outstanding preferred shares in accordance with the procedures set forth in the Articles of Association. After such distribution, the remaining assets shall be distributed to the holders of ordinary shares. All distributions referred to in this paragraph will be made in accordance with the relevant provisions of the laws of the Netherlands.
Dutch Financial Reporting Supervision Act
On the basis of the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving), or the FRSA, the Authority for the Financial Markets (Stichting Autoriteit Financiële Markten), or AFM supervises the application of financial reporting standards by Dutch companies whose securities are listed on a Dutch or foreign stock exchange.
Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from us regarding our application of the applicable financial reporting standards and (ii) recommend to us the making available of further explanations. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer) order us to (i) make available further explanations as recommended by the AFM, (ii) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (iii) prepare our financial reports in accordance with the Enterprise Chamber’s orders.

COMPARISON OF DUTCH CORPORATE LAW AND OUR
ARTICLES OF ASSOCIATION AND U.S. CORPORATE LAW
The following comparison between Dutch corporate law, which applies to us, and Delaware corporation law, the law under which many publicly listed corporations in the United States are incorporated, discusses additional matters not otherwise described in this prospectus. Although we believe this summary is materially accurate, the summary is subject to Dutch law, including Book 2 of the Dutch Civil Code and the DCGC and Delaware corporation law, including the Delaware General Corporation Law.
Corporate Governance
Duties of directors
The Netherlands. We have a one-tier board structure consisting of one or more executive directors and one or more non-executive directors.
Under Dutch law, the board of directors as a collective is responsible for the management and the strategy, policy and operations of the company. The executive directors manage our day-to-day business and operations and implement our strategy. The non-executive directors focus on the supervision of the policy and functioning of the performance of the duties of all directors and our general state of affairs. Each director has a statutory duty to act in the corporate interest of the company and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or break-up of the company, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed. Any resolution of the board of directors regarding a material change to the identity or character of the company requires the approval of the general meeting of shareholders.
Delaware. The board of directors bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise informed business judgment in the performance of their duties. Informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.
Director terms
The Netherlands. The DCGC provides the following best practice recommendations on the terms for directors’ service:
•	Executive directors should be appointed for a maximum period of four years, without limiting the number of consecutive terms executive directors may serve.
•	Non-executive directors should be appointed for two consecutive periods of no more than four years.
Thereafter, non-executive directors may be reappointed for a maximum of two consecutive periods of no more than two years, provided that any reappointment after an eight-year term of office should be disclosed in the company’s annual board report.
The general meeting of shareholders shall at all times be entitled to suspend or remove a director. Under our Articles of Association, the general meeting of shareholders may only adopt a resolution to suspend or remove such director by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital, unless the resolution is passed at the proposal of the board of directors, in which case a simple majority of the votes cast is sufficient.
Delaware. The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the shareholders. A director elected to serve a term on a “classified” board may not be removed by shareholders without cause. There is no limit in the number of terms a director may serve.
The executive directors and the chairman of the board of directors shall serve for four-year terms and the other non-executive directors shall serve for three-year terms, in each case until the earlier of their successors being duly appointed, their resignation or their removal. After these terms, directors may be nominated for re-appointment for such terms as may be deemed appropriate by the board of directors.
Director vacancies
The Netherlands. Under Dutch law, directors are appointed and reappointed by the general meeting of shareholders. Under our Articles of Association, directors are appointed by the general meeting of shareholders upon the binding nomination by our board of directors. However, the general meeting of shareholders may at all times overrule the binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital. If the general meeting of shareholders overrules the binding nomination, the board of directors shall make a new nomination.
Delaware. The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.
Conflict-of-interest transactions
The Netherlands. Under Dutch law and our Articles of Association, our directors shall not take part in any discussion or decision-making that involves a subject or transaction in relation to which he or she has a conflict of interest with us. Our Articles of Association provide that if as a result thereof no resolution of the board of directors can be adopted, the resolution can nonetheless be adopted by the board of directors as if none of the directors had a conflict of interest. In that case, each director is entitled to participate in the discussion and decision-making process and to cast a vote.
The DCGC provides the following best practice recommendations in relation to conflicts of interests:
•
a director should report any potential conflict of interest in a transaction that is of material significance to the company and/or to such director to the other directors without delay, providing all relevant information in relation to the conflict;

•	the board of directors should then decide, outside the presence of the director concerned, whether there is a conflict of interest;
•	transactions in which there is a conflict of interest with a director should be agreed on arms’ length terms; and
•
a decision to enter into such a transaction in which there is a conflict of interest with a director that is of material significance to the company and/or to such director shall require the approval of the board of directors, and such transactions should be disclosed in the company’s annual board report.

Delaware. The Delaware General Corporation Law generally permits transactions involving a Delaware corporation and an interested director of that corporation if:
•	the material facts as to the director’s relationship or interest are disclosed and a majority of disinterested directors consent;
•	the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent; or
•	the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the shareholders.

Proxy voting by directors
The Netherlands. An absent director may issue a proxy for a specific board meeting but only to another director in writing.
Delaware. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.
Dutch Corporate Governance Code
The DCGC contains both principles and best practice provisions for boards of directors, shareholders and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards. A copy of the DCGC can be found on www.mccg.nl. As a Dutch company listed on a stock exchange, we are subject to the DCGC and are required to disclose in our annual board report to what extent we comply with the principles and best practice provisions of the DCGC, and where we do not (for example, because of a conflicting Nasdaq requirement or otherwise), we must state why and to what extent we deviate in our annual reports. Our most substantial deviations from the DCGC are summarized below.
Statement of risk management
We are listed on the Nasdaq Stock Market and are subject to the U.S. Sarbanes-Oxley Act of 2002 (SOX), including the provisions of Section 404 a and b relating to internal control over financial reporting (with applicability of Section 404 b depending on our accelerated filer status). In this context, we have designed, implemented and evaluated a comprehensive system of internal control over financial reporting in accordance with SOX requirements. Our broader risk management framework further comprises an enterprise risk management process covering strategic, operational, financial and compliance risks, documented internal controls over financial reporting, and ongoing oversight by the audit committee. Given our (pre-)clinical stage and absence of operational revenues, we have a limited operational size and complexity. Taking into account this stage of development and our governance structure, management is of the view that the current disclosures provide appropriate transparency regarding our risk management and control environment. We continuously monitor developments in Dutch and U.S. corporate governance practice and will reassess our approach to compliance with DCGC’s recommendation in respect of the statement of risk management on an annual basis.
Target figures in Diversity & Inclusion (D&I) policy for senior management
Our D&I policy does not include either a definition of senior management or targets for senior management. A senior management was consciously not defined in the light of our current size and our respective structure, which would not be meaningful and appropriate. The definition of only one level in the form of the board of directors reflects existing reporting lines to the executive management. A senior management level of employees in managerial positions which would be meaningful in the sense of the DCGC does not exist and cannot meaningfully be defined through titles or other definitions such as responsibility over personnel. As a consequence, appropriate targets were not defined.
Self-evaluation of non-executive directors periodically under supervision of external expert
So far, the self-evaluations of the non-executive directors conducted on an annual basis were not subject to the supervision of an external expert. The self-evaluation is conducted by using an anonymous state-of-the-art questionnaire. The evaluation campaigns are technically managed by our administration including creation of a summary report, which is disclosed to the non-executive directors and discussed in that group. The non-executive directors are of the opinion that external supervision might not further contribute to the already professional approach to conduct an objective, open and transparent evaluation and discussion. It is not excluded that an external expert could be engaged for any of the future evaluation campaigns.
Committee chairmanship and committee composition
Given the current composition of our board of directors, the independence of our directors and their qualifications (as well as the rules applicable to us with respect to the composition of our board of directors and its committees), all committees of our board of directors, except for the audit committee, are chaired by Mr. Fulpius, who is also the chairman of our board of directors. Our audit committee is chaired by Mr. Gibney. Our board of directors regularly evaluates its composition and that of its committees.

Vice chairman
Given the current organization of the Company, our board of directors has not appointed a vice chairman. Our board of directors is of the opinion that the tasks and duties of the chairman will sufficiently be done by the other non-executive directors.
Company secretary
We have not appointed a company secretary, although the board of directors is supported by the Head of Legal Affairs for selected items including support of the chairman in administrational tasks.
Compensation
Consistent with market practice in the United States, the trading jurisdiction of our ordinary shares, and in order to further support our ability to attract and retain the right highly qualified candidates for our board of directors:
•
options awarded to our executive directors as part of their compensation could (subject to the terms of the option awards) vest and become exercisable during the first three years after the date of grant;

•	our directors may generally sell our ordinary shares held by them at any point in time, subject to applicable law, company policy and applicable lock-up arrangements;
•	our non-executive directors may be granted compensation in the form of shares, options and other equity-based compensation; and
•	our executive directors may be entitled to a severance payment in excess of their respective annual base salaries.
Compensation committee’s proposal on executive director remuneration
Our compensation committee does not discuss executive directors’ views regarding amount and structure of their remuneration, because we are of the opinion that the amount and structure of the remuneration can be shaped and proposed based upon the committee members’ expertise and knowledge of the industry standards of the biopharmaceutical industry while being in constant contact with the executive management.
Majority requirements for dismissal and overruling binding nominations
Our directors are appointed by our general meeting of shareholders upon the binding nomination by our board of directors. Our general meeting of shareholders may only overrule the binding nomination by a resolution passed by a two-thirds majority of votes cast, provided such majority represents more than half of our issued share capital. In addition, except if proposed by our board of directors, our directors may be suspended or dismissed by our general meeting of shareholders at any time by a resolution passed by a two-thirds majority of votes cast, provided such majority represents more than half of our issued share capital. The possibility to convene a new general meeting of shareholders as referred to in Section 2:120(3) of the Dutch Civil Code in respect of these matters has been excluded in our Articles of Association. We believe that these provisions support the continuity of our company and its business and that those provisions, therefore, are in the best interests of our shareholders and our other stakeholders.
Shareholder Rights
Voting rights
The Netherlands. In accordance with Dutch law and our Articles of Association, each issued ordinary share and each issued preferred share confers the right to cast one vote at the general meeting of shareholders. Each holder of shares may cast as many votes as it holds shares. No votes may be cast on shares that are held by us or our direct or indirect subsidiaries or on shares for which we or our subsidiaries hold depositary receipts.
Nonetheless, the holders of a right of usufruct (vruchtgebruik) and the holders of a right of pledge (pandrecht) in respect of shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of usufruct (vruchtgebruik) or the right of pledge (pandrecht) was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of usufruct (vruchtgebruik) or a right of pledge (pandrecht). Shares which are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is provided or that is represented at a general meeting.
In accordance with our Articles of Association, for each general meeting of shareholders, the board of directors may determine that a record date will be applied in order to establish which shareholders are entitled to attend and vote at the general meeting of shareholders. Such record date shall be the 28th day prior to the day of the general meeting. The record date and the manner in which shareholders can register and exercise their rights will be set out in the notice of the meeting which must be published in a Dutch daily newspaper with national distribution at least 15 calendar days prior to the meeting (and such notice may therefore be published after the record date for such meeting). Under our Articles of Association, shareholders and others with meeting rights under Dutch law must notify us in writing or by electronic means of their identity and intention to attend the general meeting. This notice must be received by us ultimately on the seventh day prior to the general meeting, unless indicated otherwise when such meeting is convened.
Delaware. Under the Delaware General Corporation Law, each shareholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares and/or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one-third of the shares entitled to vote at a meeting.
Shareholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than 10 days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the shareholders of record entitled to notice or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.
Shareholder proposals
The Netherlands. Pursuant to our Articles of Association, extraordinary general meetings of shareholders will be held whenever required under Dutch law or whenever our board of directors deems such to be appropriate or necessary. Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law representing at least one-tenth of the issued share capital may request us to convene a general meeting, setting out in detail the matters to be discussed. If our board of directors has not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the requesting party or parties may, on their application, be authorized by the competent Dutch court in preliminary relief proceedings to convene a general meeting of shareholders. The court shall disallow the application if it does not appear that the proponent(s) has/have previously requested our board of directors to convene a general meeting and our board of directors has not taken the necessary steps so that the general meeting could be held within six weeks after the request. The application shall also be disallowed if the proponent(s) has/have not demonstrated to have a reasonable interest in the convening of the general meeting.
Also, the agenda for a general meeting of shareholders shall include such items requested by one or more shareholders, and others entitled to attend general meetings of shareholders, representing at least 3% of the issued share capital, except where the articles of association state a lower percentage. Our Articles of Association do not state such lower percentage. Requests must be made in writing or by electronic means and received by the board of directors at least 60 days before the day of the meeting.
In accordance with the DCGC, a shareholder shall exercise the right of putting an item on the agenda only after consulting the board of directors in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in the company’s strategy (e.g., the removal of directors), the board of directors should be given the opportunity to invoke a reasonable response time of up to 180 days from the moment the board of directors is informed of the intentions of the shareholder(s). If invoked, the board of directors shall use such response period for further deliberation and constructive consultation, in any event with the shareholders concerned, and shall explore alternatives. At the end of the response time, the board of directors shall report on this consultation and the exploration of alternatives to the general meeting of shareholders. The response period may be invoked only once for any given general meeting of shareholders and shall not apply: (a) in respect of a matter for which a response period or a cooling-off period (as referred to below) has been previously invoked; or (b) if a shareholder holds at least 75% of the Company’s issued share capital as a consequence of a successful public bid. The response period may also be invoked in response to shareholders or others with meeting rights under Dutch law requesting that a general meeting of shareholders be convened, as described above.
Moreover, our board of directors can invoke a cooling-off period of up to 250 days when shareholders, using their right to have items added to the agenda for a general meeting or their right to request a general meeting, propose an agenda item for our general meeting to dismiss, suspend or appoint one or more directors (or to amend any provision in our Articles of Association dealing with those matters) or when a public offer for our company is made or announced without our support, provided, in each case, that our board of directors believes that such proposal or offer materially conflicts with the interests of our company and its business. During a cooling-off period, our general meeting cannot dismiss, suspend or appoint directors (or amend the provisions in our Articles of Association dealing with those matters) except at the proposal of our board of directors. During a cooling-off period, our board of directors must gather all relevant information necessary for a careful decision-making process and at least consult with shareholders representing 3% or more of our issued share capital at the time the cooling-off period was invoked, as well as with our Dutch works council (if we or, under certain circumstances, any of our subsidiaries would have one). Formal statements expressed by these stakeholders during such consultations must be published on our website to the extent these stakeholders have approved that publication. Ultimately one week following the last day of the cooling-off period, our board of directors must publish a report in respect of its policy and conduct of affairs during the cooling-off period on our website. This report must remain available for inspection by shareholders and others with meeting rights under Dutch law at our office and must be tabled for discussion at the next general meeting. Shareholders representing at least 3% of our issued share capital may request the Enterprise Chamber of the Amsterdam Court of Appeal, or the Enterprise Chamber (Ondernemingskamer), for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:
•
our board of directors, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have concluded that the relevant proposal or hostile offer constituted a material conflict with the interests of our company and its business;

•	our board of directors cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; or
•
other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended within a reasonable period at the relevant shareholders’ request (i.e., no ‘stacking’ of defensive measures).

Delaware. Delaware law does not specifically grant shareholders the right to bring business before an annual or special meeting. However, if a Delaware corporation is subject to the SEC’s proxy rules, a shareholder who owns at least $2,000 in market value, or 1% of the corporation’s securities entitled to vote, and has owned such securities for at least one year, may propose a matter for a vote at an annual or special meeting in accordance with those rules.
Action by written consent
The Netherlands. Under Dutch law, shareholders’ resolutions may be adopted in writing without holding a meeting of shareholders, provided that (i) the articles of association allow such action by written consent, (ii) the company has not issued bearer shares or, with its cooperation, depository receipts for shares in its capital, and (iii) the resolution is adopted unanimously by all shareholders that are entitled to vote. The requirement of unanimity renders the adoption of shareholder resolutions without holding a meeting not feasible for publicly traded companies.
Delaware. Although permitted by Delaware law, publicly listed companies do not typically permit shareholders of a corporation to take action by written consent.

Appraisal rights
The Netherlands.
Subject to certain exceptions, Dutch law does not recognize the concept of appraisal or dissenters’ rights. However, Dutch law does provide for squeeze-out procedures as described under “Dividends and Other Distributions — Squeeze-Out Procedures.” Also, Dutch law provides for cash exit rights in certain situations for shareholders of a company organized under Dutch law entering into certain types of mergers, demergers or conversion. In those situations, a shareholder may file a claim with the Dutch company for compensation or re-examination of the exchange ratio, as applicable, subject to certain conditions and in accordance with the procedures stipulated by Dutch law. Such compensation shall then be determined by one or more independent experts. Except in the case of a shareholder seeking re-examination of an exchange ratio, the shares of such shareholder that are subject to such claim will cease to exist as of the moment of entry into effect of the merger, demerger or conversion.
Delaware. The Delaware General Corporation Law provides for shareholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the shareholder’s shares, in connection with certain mergers and consolidations.
Shareholder suits
The Netherlands. In the event a third party is liable to a Dutch company, only the company itself can bring a civil action against that party. The individual shareholders do not have the right to bring an action on behalf of the company. Only in the event that the cause for the liability of a third party to the company also constitutes a tortious act directly against a shareholder does that shareholder have an individual right of action against such third party in its own name. Dutch law provides for the possibility to initiate such actions collectively, in which a foundation or an association can act as a class representative and has standing to commence proceedings and claim damages if certain criteria are met. The court will first determine if those criteria are met. If so, the case will go forward as a class action on the merits after a period allowing class members to opt out from the case has lapsed. All members of the class who are residents of the Netherlands and who did not opt-out will be bound to the outcome of the case. Residents of other countries must actively opt in in order to be able to benefit from the class action. The defendant is not required to file defenses on the merits prior to the merits phase having commenced. It is possible for the parties to reach a settlement during the merits phase. Such a settlement can be approved by the court, which approval will then bind the members of the class, subject to a second opt-out. This regime applies to claims brought after January 1, 2020 and which relate to certain events that occurred prior to that date. For other matters, the former Dutch class actions regime will apply. Under the old regime, no monetary damages can be sought. Also, a judgment rendered under the old regime will not always bind all individual class members. Even though Dutch law does not provide for derivative suits, directors and officers can still be subject to liability under U.S. securities laws.
Delaware. Under the Delaware General Corporation Law, a shareholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated shareholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a shareholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a shareholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.
Repurchase of shares
The Netherlands. Under Dutch law, when issuing shares, a public company with limited liability such as ours may not subscribe for newly issued shares in its own capital. Such company may, however, subject to certain restrictions of Dutch law and its articles of association, acquire shares in its own capital. A listed public company with limited liability such as ours may acquire fully paid shares in its own capital at any time for no valuable consideration. Furthermore, subject to certain provisions of Dutch law and its articles of association, such company may repurchase fully paid shares in its own capital if (i) the company’s shareholders’ equity less the payment required to make the acquisition does not fall below the sum of paid-up and called-up share capital plus any reserves required by Dutch law or its articles of association and (ii) the aggregate nominal value of shares of the company which the company acquires, holds or on which the company holds a pledge (pandrecht) or which are held by a subsidiary of the company, would not exceed 50% of its then current issued share capital. Such company may only acquire its own shares if its general meeting of shareholders has granted the board of directors the authority to effect such acquisitions.
An acquisition of ordinary shares for a consideration must be authorized by our general meeting of shareholders. Such authorization may be granted for a maximum period of 18 months and must specify the number of ordinary shares that may be acquired, the manner in which ordinary shares may be acquired and the price limits within which ordinary shares may be acquired. Authorization is not required for the acquisition of ordinary shares in order to transfer them to our employees. The actual acquisition may only be effected by a resolution of our board of directors.
No authorization of the general meeting of shareholders is required if ordinary shares are acquired by us with the intention of transferring such ordinary shares to our employees under an applicable employee stock purchase plan.
Delaware. Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.
Anti-Takeover Provisions
The Netherlands. Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch law and Dutch case law. We have adopted several provisions that may have the effect of making a takeover of our company more difficult or less attractive, including:
•	the authorization of a class of preferred shares that may be issued by our board of directors to the protective foundation, in such a manner as to dilute the interest of any potential acquirer;
•
the staggered multi-year terms of our directors (with subsequent terms as may be nominated by our board of directors and approved by our general meeting of shareholders), as a result of which only part of our directors may be subject to election or re-election in any one year;

•
a provision that our directors may only be removed at the general meeting of shareholders by a two-thirds majority of votes cast representing more than 50% of our outstanding share capital if such removal is not proposed by our board of directors;

•
our directors being appointed on the basis of a binding nomination by our board of directors, which can only be overruled by the general meeting of shareholders by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital (in which case the board of directors shall make a new nomination);

•
a provision allowing, among other matters, the former chairman of our board of directors or our former chief executive officer, as applicable, to manage our affairs if all of our directors are removed from office and to appoint others to be charged with the management and supervision of our affairs until new directors are appointed by the general meeting of shareholders on the basis of a binding nomination discussed above; and

•	requirements that certain matters, including an amendment of our Articles of Association, may only be brought to our shareholders for a vote upon a proposal by our board of directors.
Delaware. In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.

Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested shareholder that beneficially owns 15% or more of a corporation’s voting stock, within three years after the person becomes an interested shareholder, unless:
•	the transaction that will cause the person to become an interested shareholder is approved by the board of directors of the target prior to the transactions;
•
after the completion of the transaction in which the person becomes an interested shareholder, the interested shareholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and officers of interested shareholders and shares owned by specified employee benefit plans; or

•
after the person becomes an interested shareholder, the business combination is approved by the board of directors of the corporation and holders of at least 66 and two-thirds percent of the outstanding voting stock, excluding shares held by the interested shareholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. In most cases, such an amendment is not effective until 12 months following its adoption.
Inspection of Books and Records
The Netherlands. The board of directors must provide the general meeting all information that it requires, unless this would be contrary to an overriding interest of our company. If the board of directors invokes such an overriding interest, it must give reasons.
Delaware. Under the Delaware General Corporation Law, any shareholder may inspect for any proper purpose certain of the corporation’s books and records during the corporation’s usual hours of business.
Removal of Directors
The Netherlands. Under our Articles of Association, the general meeting of shareholders shall at all times be entitled to suspend or dismiss a director. The general meeting of shareholders may only adopt a resolution to suspend or dismiss a director by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital, unless the proposal was made by the board of directors, in which latter case a simple majority is sufficient.
Delaware. Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, shareholders may effect such removal only for cause, or (ii) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.
Issuance of Shares
The Netherlands. Under Dutch law, a company’s general meeting is the corporate body authorized to resolve on the issuance of shares and the granting of rights to subscribe for shares. The general meeting can delegate such authority to another corporate body of the company, such as the board of directors, for a period not exceeding five years.
At our annual general meeting of shareholders, our board of directors intends to request - and has obtained at our most recent annual general meeting of shareholders - an authorization to issue shares and grant rights to subscribe for shares, subject to the terms and for the periods specified in such authorization.
Delaware. All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.

Preemptive Rights
The Netherlands. Under Dutch law, in the event of an issuance of ordinary shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the ordinary shares held by such holder (with the exception of ordinary shares to be issued to employees or ordinary shares issued against a contribution other than in cash or pursuant to the exercise of a previously acquired right to subscribe for shares). Under our Articles of Association, the preemptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of the general meeting of shareholders upon proposal of the board of directors. Our preferred shares carry no preemptive rights.
The board of directors may restrict or exclude the preemptive rights in respect of newly issued ordinary shares if it has been designated as the authorized body to do so by the general meeting of shareholders. Such designation can be granted for a period not exceeding five years. A resolution of the general meeting of shareholders to restrict or exclude the preemptive rights or to designate the board of directors as the authorized body to do so requires a majority of not less than two-thirds of the votes cast, if less than one-half of our issued share capital is represented at the meeting.
In conjunction with our requested annual authorization to issue shares and grant rights to subscribe for shares at our annual general meeting of shareholders, subject to the terms and for the periods specified in such authorization, our board of directors intends to request – and has obtained at our most recent annual general meeting of shareholders – authorization to limit or exclude preemptive rights in relation to such an issuance or grant.
Delaware. Under the Delaware General Corporation Law, shareholders have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.
Dividends
The Netherlands. Dutch law provides that dividends may be distributed after adoption of the annual accounts by the general meeting of shareholders from which it appears that such dividend distribution is allowed. Moreover, dividends may be distributed only to the extent the shareholders’ equity exceeds the amount of the paid-up and called-up issued share capital and the reserves that must be maintained under the law or the Articles of Association. Interim dividends may be declared as provided in the Articles of Association and may be distributed to the extent that the shareholders’ equity exceeds the amount of the paid-up and called-up issued share capital plus any reserves as described above as apparent from our financial statements. Under Dutch law, the Articles of Association may prescribe that the board of directors decide what portion of the profits are to be held as reserves.
Under the Articles of Association, first, a dividend is paid out of the profit, if available for distribution, on the preferred shares (if applicable). Any amount remaining out of the profit is carried to reserve as the board of directors determines. After reservation by the board of directors of any profit, the remaining profit will be at the disposal of the general meeting of shareholders. We only make a distribution of dividends to our shareholders after the adoption of our annual accounts demonstrating that such distribution is legally permitted. The board of directors is permitted, subject to certain requirements, to declare interim dividends without the approval of the general meeting of shareholders.
Dividends and other distributions shall be made payable not later than the date determined by the board of directors. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring).
Delaware. Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of common stock, property or cash.

Shareholder Vote on Certain Reorganizations
The Netherlands. Under Dutch law and our Articles of Association, the general meeting of shareholders must approve resolutions of the board of directors relating to a significant change in the identity or the character of the company or the business of the company, which includes:
•	a transfer of the business or virtually the entire business to a third party;
•
the entry into or termination of a long-term cooperation of the company or a subsidiary with another legal entity or company or as a fully liable partner in a limited partnership or general partnership, if such cooperation or termination is of a far-reaching significance for the company; and

•
the acquisition or divestment by the company or a subsidiary of a participating interest in the capital of a company having a value of at least one-third of the amount of its assets according to its balance sheet and explanatory notes or, if the company prepares a consolidated balance sheet, according to its consolidated balance sheet and explanatory notes in the last adopted annual accounts of the company.

Delaware. Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.
Under the Delaware General Corporation Law, no vote of the shareholders of a surviving corporation to a merger is needed, however, unless required by the certificate of incorporation, if (i) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (ii) the shares of stock of the surviving corporation are not changed in the merger and (iii) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger. In addition, shareholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the shareholders will be entitled to appraisal rights.
Remuneration of Directors
The Netherlands. Under Dutch law and our Articles of Association, we must adopt a remuneration policy for our board of directors. Such remuneration policy shall be adopted by the general meeting of shareholders upon the proposal of the board of directors. The board of directors determines the remuneration of individual directors with due observance of the remuneration policy. Our executive directors may not participate in the discussions or decision-making regarding the remuneration of executive directors. A proposal by the board of directors with respect to remuneration schemes in the form of shares or rights to shares is submitted by the board of directors to the general meeting of shareholders for its approval. This proposal must set out at least the maximum number of shares or rights to subscribe for shares to be granted to the board of directors and the criteria for granting or amendment.
Delaware. Under the Delaware General Corporation Law, the shareholders do not generally have the right to approve the compensation policy for directors or the senior management of the corporation, although certain aspects of executive compensation may be subject to shareholder vote due to the provisions of U.S. federal securities and tax law, as well as exchange requirements.
Listing. Our ordinary shares are listed on Nasdaq under the symbol “IFRX.” On August 5, 2026, the last reported sale price of our ordinary shares was $1.77.

DESCRIPTION OF DEBT SECURITIES
The debt securities will be our direct general obligations. The debt securities will be either senior debt securities or subordinated debt securities and may be secured or unsecured and may be convertible into other securities, including our ordinary shares. The debt securities will be issued under one or more separate indentures between our company and a financial institution that will act as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to individually as an indenture and collectively as the indentures. Each of the senior debt trustee and the subordinated debt trustee is referred to individually as a trustee and collectively as the trustees. The material terms of any indenture will be set forth in the applicable prospectus supplement.
We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The senior indenture and subordinated indenture are substantially identical, except for the provisions relating to subordination.
Neither indenture will limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered. These terms will include some or all of the following:
•	classification as senior or subordinated debt securities;
•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;
•
if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;
•	the date or dates on which the principal of the debt securities may be payable;
•	the rate or rates (which may be fixed or variable) per annum at which the debt securities shall bear interest, if any;
•
the date or dates from which such interest shall accrue, on which such interest shall be payable, and on which a record shall be taken for the determination of holders of the debt securities to whom interest is payable;

•	the place or places where the principal and interest shall be payable;
•
our right, if any, to redeem the debt securities, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which such debt securities may be so redeemed, pursuant to any sinking fund or otherwise;

•	our obligation, if any, to redeem, purchase or repay any debt securities pursuant to any mandatory redemption, sinking fund or other provisions or at the option of a holder of the debt securities;
•	if other than denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which the debt securities will be issuable;
•	if other than the currency of the United States, the currency or currencies in which payment of the principal and interest shall be payable;
•	whether the debt securities will be issued in the form of global securities;
•	provisions, if any, for the defeasance of the debt securities;
•	any U.S. federal income tax and any material non-U.S. tax consequences, where necessary; and
•	other specific terms, including any deletions from, modifications of or additions to the events of default or covenants described below or in the applicable indenture.

Senior Debt
We may issue under the senior indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all our other unsecured and unsubordinated debt.
Subordinated Debt
We may issue under the subordinated indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all our “senior indebtedness.” “Senior indebtedness” is defined in the subordinated indenture and generally includes obligations of, or guaranteed by, us for borrowed money, or as evidenced by bonds, debentures, notes or other similar instruments, or in respect of letters of credit or other similar instruments, or to pay the deferred purchase price of property or services, or as a lessee under capital leases, or as secured by a lien on any asset of ours. Senior indebtedness does not include the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to, or pari passu with, the subordinated debt securities. In general, the holders of all senior indebtedness are first entitled to receive payment in full of such senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:
•
subject to Dutch law, any insolvency or bankruptcy proceedings, or any receivership, dissolution, winding up, total or partial liquidation, reorganization or other similar proceedings in respect of us or a substantial part of our property, whether voluntary or involuntary;

•
(i) a default having occurred with respect to the payment of principal or interest on or other monetary amounts due and payable with respect to any senior indebtedness or (ii) an Event of Default (as defined below) (other than a default described in clause (i) above) having occurred with respect to any senior indebtedness that permits the holder or holders of such senior indebtedness to accelerate the maturity of such senior indebtedness. Such a default or Event of Default must have continued beyond the period of grace, if any, provided in respect of such default or Event of Default, and such a default or Event of Default shall not have been cured or waived or shall not have ceased to exist; and

•
the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an Event of Default pursuant to the subordinated indenture. This declaration must not have been rescinded and annulled as provided in the subordinated indenture.

Authentication and Delivery
We will deliver the debt securities to the trustee for authentication, and the trustee will authenticate and deliver the debt securities upon our written order.
Events of Default
When we use the term “Event of Default” in the indentures with respect to the debt securities of any series, set forth below are some examples of what we mean:
(1)	default in the payment of the principal on the debt securities when it becomes due and payable at maturity or otherwise;
(2)	default in the payment of interest on the debt securities when it becomes due and payable, and such default continues for a period of 30 days;
(3)
default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clauses (1) or (2) above) and the default or breach continues for a period of 90 consecutive days or more after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of all series affected thereby;

(4)	the occurrence of certain events of bankruptcy, insolvency, or similar proceedings with respect to us or any substantial part of our property; or
(5)	any other Events of Default that may be set forth in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (4) above) with respect to the debt securities of any series then outstanding occurs and is continuing, then either the trustee or the holders of not less than 25% in principal amount of the securities of all such series then outstanding in respect of which an Event of Default has occurred may by notice in writing to us declare the entire principal amount of all debt securities of the affected series, and accrued interest, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.
If an Event of Default described in clause (4) above occurs and is continuing, then the principal amount of all the debt securities then outstanding and accrued interest shall be and become due immediately and payable without any declaration, notice or other action by any holder of the debt securities or the trustee.
The trustee will, within 90 days after the occurrence of any default actually known to it, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.
Satisfaction, Discharge and Defeasance
We may discharge our obligations under each indenture, except as to:
•	the rights of registration of transfer and exchange of debt securities, and our right of optional redemption, if any;
•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
•	the rights of holders of the debt securities to receive payments of principal and interest;
•	the rights, obligations and immunities of the trustee; and
•	the rights of the holders of the debt securities as beneficiaries with respect to the property deposited with the trustee payable to them (as described below); when:
•	either:
•	all debt securities of any series issued that have been authenticated and delivered have been delivered by us to the trustee for cancellation; or
•
all the debt securities of any series issued that have not been delivered by us to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption;

•	we have paid or caused to be paid all other sums then due and payable under such indenture; and
•
we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

In addition, unless the applicable prospectus supplement and supplemental indenture otherwise provide, we may elect either (i) to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”) or (ii) to be released from our obligations under each indenture with respect to certain covenants applicable to the outstanding debt securities of any series (“covenant defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture and covenant defeasance means that we will no longer be required to comply with the obligations with respect to such covenants (and an omission to comply with such obligations will not constitute a default or Event of Default).

In order to exercise legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:
•
we must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefit of, the holders of the debt securities of a series:

•	money in an amount;
•	U.S. government obligations; or
•	a combination of money and U.S. government obligations,
in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, the redemption date;
•
we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;

•	no default relating to bankruptcy or insolvency and, in the case of a covenant defeasance, no other default has occurred and is continuing at any time;
•
if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such defeasance; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance have been complied with.
We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, ordinary shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement.
The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:
•	the title of the warrants;
•	the aggregate number of warrants offered;
•	the designation, number and terms of the debt securities, ordinary shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;
•	the exercise price of the warrants;
•	the dates or periods during which the warrants are exercisable;
•	the designation and terms of any securities with which the warrants are issued;
•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;
•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•	any minimum or maximum amount of warrants that may be exercised at any one time;
•	any terms relating to the modification of the warrants;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and
•	any other specific terms of the warrants.
The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. A purchase by us or any of our subsidiaries of ordinary shares pursuant to any such purchase contract shall be subject to certain restrictions under Dutch law that generally apply to a repurchase of shares. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more ordinary shares, debt securities, warrants, purchase contracts or any combination of such securities. The applicable prospectus supplement will describe:
•
the terms of the units and of the ordinary shares, debt securities, warrants and/or purchase contracts comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES
Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form, and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Registered Global Securities
We may issue registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of InflaRx N.V., its affiliates, the trustees, the warrant agents, the unit agents or any other agent of InflaRx N.V., agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell the securities in one or more of the following ways (or in any combination) from time to time:
•	through underwriters or dealers;
•	directly to a limited number of purchasers or to a single purchaser;
•	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
•	through agents; or
•	through any other method permitted by applicable law and described in the applicable prospectus supplement.
The prospectus supplement will state the terms of the offering of the securities, including:
•	the name or names of any underwriters, dealers or agents;
•	the purchase price of such securities and the proceeds to be received by us, if any;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.
Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•	negotiated transactions;
•	at a fixed public offering price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.
Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make.
The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.
Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
Each series of securities will be a new issue of securities and will have no established trading market, other than our ordinary shares, which are listed on Nasdaq. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate information by reference into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.
We incorporate by reference the following documents or information that we have filed with the SEC:
•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 filed on March 20, 2026;
•
our Forms 6-K filed on January 8, 2026; March 16, 2026; April 2, 2026; April 9, 2026; April 23, 2026; April 28, 2026; May 4, 2026; May 6, 2026; May 7, 2026; June 30, 2026; and August 6, 2026 (excluding exhibits and other disclosure in such Form 6-Ks that are explicitly deemed therein as not “filed” for purposes of Section 18 of the Exchange Act); and

•
the description of our ordinary shares contained in Exhibit 2.4 to our Annual Report on Form 20-F for the year ended December 31, 2025, including any amendments or reports filed for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.
Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from us in writing at Winzerlaer Str. 2, 07745 Jena, Germany or via telephone at (+49) 3641 508 180. The SEC maintains a website that contains reports, proxy and information statements, and other information filed by us electronically at www.sec.gov.

ENFORCEMENT OF CIVIL LIABILITIES
We are a public company with limited liability (naamloze vennootschap) incorporated and existing under the laws of the Netherlands. As such, under Dutch private international law, the rights and obligations of our shareholders vis-à-vis the Company originating from Dutch corporate law and our Articles of Association, as well as the civil liability of our officers (functionarissen) (including our directors and executive officers) are governed in certain respects by the laws of the Netherlands.
We are not a resident of the United States and our officers may also not all be residents of the United States. As a result, depending on the subject matter of the action brought against us and/or our officers, United States courts may not have jurisdiction. If a Dutch court has jurisdiction with respect to such action, that court will apply Dutch procedural law and Dutch private international law to determine the law applicable to that action. Depending on the subject matter of the relevant action, a competent Dutch court may apply another law than the laws of the United States.
Also, service of process against non-residents of the United States can in principle (absent, for example, a valid choice of domicile) not be effected in the United States.
Furthermore, substantially all of our assets are located outside the United States. The majority of our executive officers and directors reside outside the United States. The ability of our shareholders in certain countries other than the Netherlands to bring an action against us or our executive officers and directors may be limited under applicable law. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce judgments against them or us in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.
On the date of this prospectus, (i) there is no treaty in force between the United States and the Netherlands for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters and (ii) both the Hague Convention on Choice of Court Agreements (2005) and the Hague Judgments Convention (2019) have entered into force for the Netherlands, but have not entered into force for the United States. Consequently, a judgment rendered by a court in the United States will not automatically be recognized and enforced by the competent Dutch courts. However, if a person has obtained a judgment rendered by a court in the United States that is enforceable under the laws of the United States and files a claim with the competent Dutch court, the Dutch court will in principle give binding effect to that United States judgment if (i) the jurisdiction of the United States court was based on a ground of jurisdiction that is generally acceptable according to international standards, (ii) the judgment by the United States court was rendered in legal proceedings that comply with the Dutch standards of proper administration of justice including sufficient safeguards (behoorlijke rechtspleging), (iii) binding effect of such United States judgment is not contrary to Dutch public order (openbare orde) and (iv) the judgment by the United States court is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject and is based on the same cause, provided that the previous decision qualifies for recognition in the Netherlands. Even if such a United States judgment is given binding effect, a claim based thereon may, however, still be rejected if the United States judgment is not or no longer formally enforceable. Moreover, if the United States judgment is not final (for instance when appeal is possible or pending) a competent Dutch court may postpone recognition until the United States judgment will have become final, refuse recognition under the understanding that recognition can be asked again once the United States judgment will have become final, or impose as a condition for recognition that security is posted.
A competent Dutch court may deny the recognition and enforcement of punitive damages or other awards. Moreover, a competent Dutch court may reduce the amount of damages granted by a United States court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Finally, there may be specific other instances, including pursuant to anti-boycott rules and regulations, where Dutch law prohibits the recognition and enforcement of a United States judgment.
The United States and Germany currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, in civil and commercial matters. Consequently, a final judgment for payment or declaratory judgments given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in Germany. German courts may deny the recognition and enforcement of a judgment rendered by a U.S. court if they consider the U.S. court not to be competent or the decision to be in violation of German public policy principles. For example, judgments awarding punitive damages are generally not enforceable in Germany. A German court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages.
In addition, actions brought in a German court against us, our directors, our senior management and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions. In particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. German procedural law does not provide for pre-trial discovery of documents, nor does Germany support pre-trial discovery of documents under the 1970 Hague Evidence Convention. Proceedings in Germany would have to be conducted in the German language and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, our directors, our senior management and the experts named in this prospectus.

EXPENSES
The following table sets forth the expenses (all of which are to be paid by the registrant) that may be incurred in connection with the securities being registered hereby.

Amount To Be Paid
SEC registration fee	$27,839.79
Transfer agent and trustee fees	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing expenses	*
Miscellaneous	*
Total	$ *

*	To be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.

LEGAL MATTERS
The validity of the ordinary shares and certain other matters of Dutch law will be passed upon for us by NautaDutilh N.V. Certain matters of U.S. federal and New York State law will be passed upon for us by Kirkland & Ellis LLP, New York, New York.
EXPERTS
The consolidated financial statements of InflaRx N.V. as of and for the year ended December 31, 2025 have been incorporated by reference herein in reliance upon the report of KPMG AG Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of InflaRx N.V. at December 31, 2024, and for each of the two years in the period ended December 31, 2024, appearing in InflaRx N.V.’s Annual Report (Form 20-F) for the year ended December 31, 2025, have been audited by EY GmbH & Co. KG Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

InflaRx N.V.

Up to $65,000,000 Ordinary Shares

Prospectus Supplement
Leerink Partners
August 14, 2026